1 The Esplanade Perth WA 6000 Australia GPO Box U1942 Perth WA 6845 Australia T +61 8 9211 7777 F +61 8 9211 7878 herbertsmithfreehills.com Deed Scheme Implementation Deed CERTAIN PORTIONS OF INFORMATION HAVE BEEN OMITTED FROM THIS EXHIBIT BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION IS MARKED AS [***] BELOW. 2064284080.2 Scheme Implementation Deed Contents 1 Contents Table of contents 1 Definitions and interpretation 2 1.1 Definitions ............................................................................................................ 2 1.2 Interpretation ........................................................................................................ 2 1.3 Deed components ................................................................................................ 2 2 Agreement to proceed with the Transaction 2 2.1 Scheme ................................................................................................................ 2 2.2 Waiver of standstill ............................................................................................... 2 3 Conditions Precedent and pre-implementation steps 2 3.1 Conditions Precedent .......................................................................................... 2 3.2 Satisfaction of Conditions Precedent ................................................................... 4 3.3 Waiver of Conditions Precedent .......................................................................... 5 3.4 Termination on failure of Condition Precedent .................................................... 6 3.5 Certain notices relating to Conditions Precedent ................................................ 7 3.6 Further notice in certain circumstances ............................................................... 8 4 Transaction steps 8 4.1 Scheme ................................................................................................................ 8 4.2 Scheme Consideration ........................................................................................ 8 4.3 Provision of Gold Road Share information .......................................................... 9 4.4 Gold Road Performance Rights ........................................................................... 9 4.5 Special Dividend .................................................................................................. 9 5 Implementation 11 5.1 Timetable ........................................................................................................... 11 5.2 Gold Road’s obligations ..................................................................................... 11 5.3 GHPL’s obligations ............................................................................................ 15 5.4 Conduct of business .......................................................................................... 16 5.5 Appointment of directors .................................................................................... 18 5.6 Gold Road Board recommendation ................................................................... 19 5.7 Conduct of Court proceedings ........................................................................... 20 5.8 Scheme Booklet content and responsibility statements .................................... 20 6 Access to information 21 7 Representations and warranties 22 7.1 GHPL’s representations and warranties ............................................................ 22 7.2 GHPL’s indemnity .............................................................................................. 22 7.3 Gold Road’s representations and warranties .................................................... 22 7.4 Gold Road’s indemnity ....................................................................................... 22 7.5 Qualifications on Gold Road’s representations, warranties and indemnities .... 23 7.6 Survival of representations and warranties ....................................................... 23 7.7 Survival of indemnities ....................................................................................... 23 Contents 2064284080 Scheme Implementation Deed Contents 2 7.8 Timing of representations and warranties ......................................................... 23 7.9 No representation or reliance ............................................................................ 23 8 Releases 24 8.1 Gold Road and Gold Road directors and officers .............................................. 24 8.2 GHPL and GHPL directors and officers ............................................................. 24 8.3 Deeds of indemnity and insurance .................................................................... 25 9 Public announcement 26 9.1 Announcement of the Transaction ..................................................................... 26 9.2 Public announcements ...................................................................................... 27 9.3 Required disclosure ........................................................................................... 27 10 Confidentiality 27 11 Exclusivity 28 11.1 No existing discussions ..................................................................................... 28 11.2 No shop and no talk ........................................................................................... 29 11.3 Fiduciary exception ............................................................................................ 29 11.4 Notification of approaches ................................................................................. 30 11.5 Matching right .................................................................................................... 30 11.6 Provision of information ..................................................................................... 32 12 Reimbursement Fee 32 12.1 Background to Reimbursement Fee .................................................................. 32 12.2 Reimbursement Fee triggers ............................................................................. 33 12.3 Payment of Reimbursement Fee ....................................................................... 34 12.4 Basis of Reimbursement Fee ............................................................................ 34 12.5 Compliance with law .......................................................................................... 35 12.6 Reimbursement Fee payable only once ............................................................ 35 12.7 Other Claims ...................................................................................................... 35 12.8 No Reimbursement Fee if Scheme Effective ..................................................... 35 13 Termination 35 13.1 Termination ........................................................................................................ 35 13.2 Termination for breach of representations and warranties ................................ 37 13.3 Effect of termination ........................................................................................... 37 13.4 Termination ........................................................................................................ 37 13.5 No other termination .......................................................................................... 37 14 GHPL Guarantor Guarantee 38 14.1 Guarantee .......................................................................................................... 38 14.2 Survival .............................................................................................................. 38 14.3 Continuing Guarantee and indemnity ................................................................ 38 14.4 Liability unaffected ............................................................................................. 38 14.5 No set-off counterclaim ...................................................................................... 39 14.6 Remedy .............................................................................................................. 39 14.7 Reinstatement .................................................................................................... 39 Contents 2064284080 Scheme Implementation Deed Contents 3 14.8 Warranties .......................................................................................................... 39 15 Duty, costs and expenses 40 15.1 Stamp duty ......................................................................................................... 40 15.2 Costs and expenses .......................................................................................... 40 16 GST 40 17 Notices 41 17.1 Form of Notice ................................................................................................... 41 17.2 How Notice must be given and when Notice is received ................................... 42 17.3 Electronic communication .................................................................................. 42 18 General 43 18.1 Governing law and jurisdiction ........................................................................... 43 18.2 Service of process ............................................................................................. 43 18.3 No merger .......................................................................................................... 43 18.4 Invalidity and enforceability ................................................................................ 43 18.5 Waiver ................................................................................................................ 43 18.6 Variation ............................................................................................................. 44 18.7 Assignment of rights .......................................................................................... 44 18.8 Acknowledgement.............................................................................................. 44 18.9 No third party beneficiary ................................................................................... 44 18.10 Further action to be taken at each party’s own expense ................................... 44 18.11 Entire agreement ............................................................................................... 44 18.12 Counterparts ...................................................................................................... 45 18.13 Relationship of the parties ................................................................................. 45 18.14 Remedies cumulative ........................................................................................ 45 18.15 Exercise of rights ............................................................................................... 45 18.16 Withholding ........................................................................................................ 45 Schedules Schedule 1 Definitions and interpretation 48 Schedule 2 GHPL Representations and Warranties 69 Schedule 3 Gold Road Representations and Warranties 71

Contents 2064284080 Scheme Implementation Deed Contents 4 Schedule 4 Gold Road details 75 Schedule 5 Gold Road Tenements Signing page 84 Attachment 1 Indicative Timetable Attachment 2 Scheme of arrangement Attachment 3 Deed poll Attachment 4 Conditions Precedent certificate Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited. 2064284080 Scheme Implementation Deed page 1 Scheme Implementation Deed Date ► Between the parties GHPL Gruyere Holdings Pty Ltd ABN 65 615 728 491 of Level 4, 235 St Georges Terrace, Perth WA 6000 GHPL Guarantor Gold Fields Holdings Company Limited a limited liability company incorporated under the laws of the British Virgin Islands, Registration No. 651406 of 150 Helen Road, Sandown, Sandton, 2196 Gold Road Gold Road Resources Limited ABN 13 109 289 527 of Level 2, 26 Colin Street, West Perth WA 6005 Recitals 1 The parties have agreed that GHPL will acquire all of the ordinary shares in Gold Road by means of a scheme of arrangement under Part 5.1 of the Corporations Act between Gold Road and the Scheme Shareholders. 2 The parties have agreed to implement the scheme of arrangement in accordance with this deed. This deed witnesses as follows: 4 May 2025 2064284080 Scheme Implementation Deed page 2 1 Definitions and interpretation 1.1 Definitions The meanings of the terms used in this deed are set out in Schedule 1. 1.2 Interpretation Schedule 1 contains interpretation rules for this deed. 1.3 Deed components This deed includes any schedule. 2 Agreement to proceed with the Transaction 2.1 Scheme (a) Gold Road agrees to propose the Scheme on and subject to this deed. (b) GHPL agrees to assist Gold Road to propose the Scheme on and subject to this deed. (c) Gold Road and GHPL agree to implement the Scheme on and subject to this deed. 2.2 Waiver of standstill On and from the date of this deed and to the extent that the restriction in clause 12.5 of the Joint Venture Agreement continues to apply, Gold Road waives the restriction in clause 12.5 of the Joint Venture Agreement to the extent required for GHPL to undertake the Scheme and otherwise exercise its rights and undertake any of the actions contemplated by this deed (including clause 11). 3 Conditions Precedent and pre-implementation steps 3.1 Conditions Precedent Subject to this clause 3, the Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Scheme are not binding, until each of the following Conditions Precedent is satisfied or waived to the extent and in the manner set out in this clause 3. (a) Regulatory Approvals: before 5.00pm on the Business Day before the Second Court Date: 3 Conditions Precedent and pre-implementation steps 2064284080 Scheme Implementation Deed page 3 (1) FIRB: one of the following has occurred: (A) GHPL has received written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA), by or on behalf of the Treasurer of the Commonwealth of Australia (Treasurer), advising that the Commonwealth Government has no objections to the Transaction, either unconditionally or on terms that are acceptable to GHPL acting reasonably; (B) the Treasurer becomes precluded by the passage of time from making an order or decision under Part 3 of the FATA in relation to the Transaction and the Transaction is not prohibited by section 82 of the FATA; or (C) where an interim order is made under section 68 of the FATA in respect of the Transaction, the subsequent period for making an order or decision under Part 3 of the FATA elapses without the Treasurer making such an order or decision; (2) ASIC and ASX: ASIC and ASX issue or provide all relief, waivers, confirmations, exemptions, consents or approvals, and do all other acts, necessary, or which Gold Road and GHPL agree are desirable, to implement the Scheme and such relief, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) remain in full force and effect in all respects and have not been withdrawn, revoked, suspended, restricted or amended (or become subject to any notice, intimation or indication of intention to do any such thing) before 8.00am on the Second Court Date; (3) other: any other approvals, consents, waivers, exemptions or declarations that are required by law, or by any Government Agency, to implement the Scheme are granted, given, made or obtained on an unconditional basis and remain in full force and effect in all respects, and have not been withdrawn, revoked, suspended, restricted or amended (or become subject to any notice, intimation or indication of intention to do any such thing) before 8.00am on the Second Court Date. (b) Shareholder approval: Gold Road Shareholders approve the Scheme at the Scheme Meeting by the requisite majorities under subparagraph 411(4)(a)(ii) of the Corporations Act. (c) Independent Expert: the Independent Expert: (1) issues an Independent Expert’s Report which concludes that the Scheme is in the best interests of Gold Road Shareholders before the time when the Scheme Booklet is registered by ASIC; and (2) does not change or qualify its conclusion in a manner that is material and adverse in the context of the Scheme taken as a whole or withdraw its Independent Expert’s Report before 8.00am on the Second Court Date. (d) Court approval: the Court approves the Scheme in accordance with paragraph 411(4)(b) of the Corporations Act. (e) Restraints: between (and including) the date of this deed and 8.00am on the Second Court Date: (1) there is not in effect any temporary, preliminary or final order, injunction, decision or decree issued by any court of competent

3 Conditions Precedent and pre-implementation steps 2064284080 Scheme Implementation Deed page 4 jurisdiction or other Government Agency, or other material legal restraint or prohibition; (2) no action or investigation is announced, commenced or threatened by any Government Agency; and (3) no application is made to any Government Agency, in consequence of, or in connection with, the Scheme which: (4) restrains, prohibits or otherwise materially adversely affects (or could reasonably be expected to restrain, prohibit or otherwise materially adversely affect) the Scheme, completion of the Transaction or the rights of GHPL in respect of Gold Road or the Gold Road Shares to be acquired under the Scheme; or (5) requires the divestiture by GHPL of any Gold Road Shares or the divestiture of any material assets of the Gold Fields Group or the Gold Road Group, unless such order, injunction decision, decree, action, investigation or application has been disposed of to the satisfaction of GHPL (acting reasonably), or is otherwise no longer effective or enforceable, by 8.00am on the Second Court Date. (f) No Gold Road Prescribed Occurrence: no Gold Road Prescribed Occurrence occurs between (and including) the date of this deed and 8.00am on the Second Court Date. (g) No Gold Road Regulated Event: no Gold Road Regulated Event occurs between (and including) the date of this deed and 8.00am on the Second Court Date, which has resulted in GHPL having a right to terminate this deed under clause 13. (h) No Gold Road Material Adverse Change: no Gold Road Material Adverse Change occurs or is discovered, announced, disclosed or otherwise becomes known to GHPL, between (and including) the date of this deed and 8.00am on the Second Court Date. (i) Gold Road Performance Rights: Gold Road has done all things and taken all necessary steps by 8.00am on the Second Court date to ensure that, before the Scheme Record Date, all Gold Road Performance Rights will have been vested and exercised or otherwise lapsed. (j) NST Holding: between (and including) the date of this deed and 8.00am on the Second Court Date, the Gold Road Group continues to hold, and does not otherwise dispose of, the NST Holding (or any part thereof). 3.2 Satisfaction of Conditions Precedent (a) Gold Road must, to the extent it is within its power to do so, use all reasonable endeavours to procure that each of the Conditions Precedent in clauses 3.1(b), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(h), 3.1(i) and 3.1(j) is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time that the relevant clause provides that it is to be satisfied. (b) Each party must, to the extent it is within its respective power to do so, use all reasonable endeavours to procure that: (1) each of the Conditions Precedent in clause 3.1(a) are satisfied as soon as practicable after the date of this deed and continues to be 3 Conditions Precedent and pre-implementation steps 2064284080 Scheme Implementation Deed page 5 satisfied at all times until the last time that the relevant clause provides that it is to be satisfied; and (2) there is no occurrence within its control or the control of any of its Subsidiaries that would prevent any of the Conditions Precedent being or remaining satisfied. (c) Without limiting this clause 3.2 and except to the extent prohibited by a Government Agency, each party must: (1) promptly apply for all relevant Regulatory Approvals (as applicable) and provide to the other party a copy of all those applications; (2) take all steps it is responsible for as part of the Regulatory Approval process, including responding to requests for information from the relevant Government Agencies at the earliest practicable time; (3) keep the other party reasonably informed of progress in relation to each Regulatory Approval (including in relation to any material matters raised by, or conditions or other arrangements proposed by, or to, any Government Agency in relation to a Regulatory Approval) and provide the other party with all information reasonably requested in connection with the applications for, or progress of, the Regulatory Approvals; (4) consult with the other party in advance in relation to the progress of obtaining, and all material communications with Government Agencies regarding any of, the Regulatory Approvals; and (5) provide the other party with all assistance and information that it reasonably requests in connection with an application for a Regulatory Approval to be lodged by that other party, provided that: (6) the party applying for a Regulatory Approval may withhold or redact information or documents from the other party if and to the extent that they are either confidential to a third party or commercially sensitive and confidential to the applicant; (7) neither party is required to disclose materially commercially sensitive information to the other party; and (8) the party applying for a Regulatory Approval is not prevented from taking any step (including communicating with a Government Agency) in respect of a Regulatory Approval if the other party has not promptly responded under clause 3.2(c)(4). 3.3 Waiver of Conditions Precedent (a) The Conditions Precedent in clauses 3.1(a), 3.1(b) and 3.1(d) cannot be waived. (b) The Conditions Precedent in clauses 3.1(f), 3.1(g), 3.1(h), 3.1(i) and 3.1(j) are for the sole benefit of GHPL and may only be waived by GHPL (in its absolute discretion) in writing. (c) The Conditions Precedent in clause 3.1(c) is for the sole benefit of Gold Road and may only be waived by Gold Road (in its absolute discretion) in writing. (d) The Conditions Precedent in clause 3.1(e) is for the benefit of both parties and may only be waived by written agreement between GHPL and Gold Road (in each case in their respective absolute discretion). 3 Conditions Precedent and pre-implementation steps 2064284080 Scheme Implementation Deed page 6 (e) If a party waives the breach or non-satisfaction of any of the Conditions Precedent in clause 3.1, that waiver does not prevent that party from suing the other party for any breach of this deed that resulted in the breach or non- satisfaction of the relevant Condition Precedent. (f) Waiver of a breach or non-satisfaction in respect of one Condition Precedent does not constitute: (1) a waiver of breach or non-satisfaction of any other Condition Precedent resulting from the same event; or (2) a waiver of breach or non-satisfaction of that Condition Precedent resulting from any other event. 3.4 Termination on failure of Condition Precedent (a) If there is an act, a failure to act, an event or an occurrence that is reasonably likely to, or does, prevent any of the Conditions Precedent being satisfied (including, for the avoidance of doubt, if Gold Road Shareholders do not agree to the Scheme at the Scheme Meeting by the requisite majorities), or if any of the Conditions Precedent will not otherwise be satisfied (and the non- satisfaction has not already been waived in accordance with this deed), by the earlier of: (1) the time and date specified in this deed for the satisfaction of that Condition Precedent; and (2) the End Date, or it becomes more likely than not that the Scheme will not become Effective on or before the End Date, then either party may give the other party written notice (Consultation Notice) within 5 Business Days after a relevant notice being given under clause 3.5(b) and the parties then must consult in good faith to: (3) consider and, if agreed, determine, whether the Transaction may proceed by way of alternative means or methods; (4) consider changing and, if agreed, change, the date of the application made to the Court for an order under paragraph 411(1) of the Corporations Act convening the Scheme Meeting or adjourning that application (as applicable) to another date agreed to in writing by GHPL and Gold Road; (5) consider changing and, if agreed, change, the date of the application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme or adjourning that application (as applicable) to another date agreed to in writing by GHPL and Gold Road; (6) consider seeking orders from the Court to postpone the Scheme Meeting, or recommend that there be an adjournment of the Scheme Meeting, to another date agreed to in writing by GHPL and Gold Road; or (7) consider extending and, if agreed, extend, the time and date specified in this deed for the satisfaction of that Condition Precedent or the End Date (as applicable), respectively. (b) Subject to clauses 3.4(c), 3.4(d) and 3.4(e), if the parties are unable to reach agreement under clause 3.4(a) within 10 Business Days after the date on which 3 Conditions Precedent and pre-implementation steps 2064284080 Scheme Implementation Deed page 7 the Consultation Notice is given or any shorter period ending at 5:00pm on the day before the Second Court Date, then, unless: (1) the relevant Condition Precedent has been waived in accordance with clause 3.3; or (2) the party, or in the case of clause 3.3(d), each party, entitled to waive the relevant Condition Precedent in accordance with clause 3.3 confirms in writing to the other party that it will not rely on the event or occurrence that would or does prevent the relevant Condition Precedent from being satisfied, or would mean the relevant Condition Precedent would or will not otherwise be satisfied, either party may terminate this deed without any liability to the other party because of that termination. For the avoidance of doubt, nothing in this clause 3.4(b) affects the obligation of Gold Road to pay the Reimbursement Fee if it is required to do so under clause 12. (c) A party may not terminate this deed pursuant to clause 3.4(b) if: (1) the relevant occurrence or event, the failure of the Condition Precedent to be satisfied, or the failure of the Scheme to become Effective, arises out of a breach of clauses 3.2 or 3.5 by that party, although in such circumstances the other party may still terminate this deed; or (2) the relevant Condition Precedent is stated in clause 3.3 to be for the sole benefit of the other party. (d) If the Condition Precedent in clause 3.1(b) (Shareholder approval) is not satisfied only because of a failure to obtain the majority required by sub- subparagraph 411(4)(a)(ii)(A) of the Corporations Act, then either party may by written notice to the other within 3 Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court’s discretion in that sub-subparagraph, provided the party has, in good faith formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(b) (Shareholder approval) is deemed to be satisfied for all purposes. (e) If the Court refuses to make an order approving the Scheme which satisfies the Condition Precedent in clause 3.1(d), at GHPL’s request Gold Road must appeal the Court’s decision to the fullest extent possible (except to the extent that the parties agree otherwise, or an independent Senior Counsel indicates that, in their view, an appeal would have negligible prospects of success before the End Date). Gold Road may bring an appeal even if not requested by GHPL. If any such appeal is undertaken at the request of GHPL, GHPL will bear Gold Road’s costs of the appeal (including costs of the independent Senior Counsel) unless the parties otherwise agree. If any such appeal is undertaken by Gold Road without the prior request from GHPL, each party will bear its own costs unless the parties otherwise agree. 3.5 Certain notices relating to Conditions Precedent If a party becomes aware of: (a) the satisfaction of a Condition Precedent or of any material progress towards such satisfaction; or (b) the happening of an event or occurrence that would, does, will, or would reasonably be likely to:

4 Transaction steps 2064284080 Scheme Implementation Deed page 8 (1) prevent a Condition Precedent being satisfied; or (2) mean that any Condition Precedent will not otherwise be satisfied, before the time and date specified for its satisfaction (or being satisfied by the End Date, if no such time and date is specified) or such Condition Precedent is not otherwise satisfied by that time and date (including, for the avoidance of doubt, if Gold Road Shareholders do not agree to the Scheme at the Scheme Meeting by the requisite majorities), it must advise the other by notice in writing, as soon as possible (and in any event within 2 Business Days). 3.6 Further notice in certain circumstances Gold Road and GHPL (as the case may be) must promptly advise each other, in writing, of any fact, matter, change, event or circumstance causing, or which, so far as can reasonably be foreseen, would cause: (a) a representation or warranty provided in this deed by the relevant party to be false; (b) a breach or non-satisfaction of any of the Conditions Precedent; or (c) a material breach of this deed by the relevant party. 4 Transaction steps 4.1 Scheme (a) Gold Road must propose the Scheme to Gold Road Shareholders on and subject to the terms and conditions of this deed and the Scheme. (b) Gold Road must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of GHPL. 4.2 Scheme Consideration (a) The parties acknowledge that each Scheme Shareholder will be entitled to receive the Scheme Consideration in respect of each Scheme Share held by that Scheme Shareholder in accordance with this deed and the Scheme. (b) GHPL undertakes and warrants to Gold Road (in its own right and separately as trustee on behalf of the Scheme Shareholders) that, in consideration of the transfer to GHPL of each Gold Road Share held by a Scheme Shareholder under the terms of the Scheme, on the Implementation Date GHPL will: (1) accept that transfer; and (2) provide to each Scheme Shareholder the Scheme Consideration for each Scheme Share in accordance with this deed and the Scheme. (c) Where the calculation of the Scheme Consideration to be provided to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a cent, the fractional entitlement will be rounded down to the nearest whole cent. 4 Transaction steps 2064284080 Scheme Implementation Deed page 9 4.3 Provision of Gold Road Share information (a) In order to facilitate the provision of the Scheme Consideration, Gold Road must provide, or procure the provision of, to GHPL or a nominee of GHPL, a complete copy of the Gold Road Share Register as at the Scheme Record Date (which must include the name, Registered Address and registered holding of each Scheme Shareholder as at the Scheme Record Date), within one Business Day after the Scheme Record Date. (b) The details and information to be provided under clause 4.3(a) must be provided in such form as GHPL or its nominee may reasonably require. 4.4 Gold Road Performance Rights Gold Road must take such action as is necessary to ensure that: (a) there are no outstanding Gold Road Performance Rights on or after the Record Date; and (b) subject to the Scheme becoming Effective, prior to the Record Date, all Gold Road Performance Rights will be vested in accordance with their terms, applicable law and the Listing Rules and be exercised (if applicable), and the resulting Shares are issued, which action will include: (1) the Gold Road Board accelerating the vesting of, or waiving any vesting conditions or vesting periods applying to, any or all Performance Rights (subject to the terms of the Gold Road Performance Rights permitting such accelerated vesting or waiving of such vesting conditions or periods, applicable law, the Listing Rules and the proper exercise of the Gold Road Board’s discretion); and (2) the Gold Road Board taking all reasonable steps and actions as are necessary to ensure the Gold Road Performance Rights are exercised immediately: (A) for the vested Gold Road Performance Rights that have not been exercised prior to the Effective Date, upon the Effective Date; and (B) for all other Gold Road Performance Rights, upon those Performance Rights vesting; (3) Gold Road making all necessary applications to ASX for waivers under the Listing Rules (if required); and (4) Gold Road issuing or procuring the issue or transfer of such number of Shares as required by the terms of the Gold Road Performance Rights before the Record Date so that the holders of those Gold Road Performance Rights can participate as Scheme Shareholders in the Scheme and receive the Scheme Consideration. 4.5 Special Dividend (a) Notwithstanding any other provision of this deed, subject to: (1) the Scheme becoming Effective; and (2) Gold Road complying with the requirements of section 254T of the Corporations Act, 4 Transaction steps 2064284080 Scheme Implementation Deed page 10 (b) Gold Road may (in its absolute discretion) declare and pay a special dividend in a cash amount which shall not exceed such amount as can be fully franked utilising the franking account balance (but ensuring that the franking account balance is not in deficit on the Effective Date and that all income tax instalment payments by Gold Road following the date of this deed are calculated in a manner consistent with Gold Road’s practice prior to the date of this deed and otherwise paid in the ordinary and usual course) (Special Dividend) to Gold Road Shareholders provided that: (1) the record date for the Special Dividend must be on or before the Scheme Record Date; and (2) the payment date for the Special Dividend will be determined by Gold Road (in its absolute discretion), provided that the payment date occurs on or before the Implementation Date (Special Dividend Payment Date). (c) Gold Road must provide GHPL with supporting documents evidencing (to GHPL’s reasonable satisfaction) that the franking account of Gold Road shall not be in deficit after the payment of such Special Dividend. (d) The Scheme Consideration will be reduced by the cash amount of the Special Dividend. (e) GHPL acknowledges that Gold Road may seek a class ruling from the Australian Taxation Office confirming that any Special Dividend can be fully franked, and GHPL must provide Gold Road with such assistance and information as may reasonably be requested by Gold Road for the purposes of obtaining such ruling. (f) Gold Road undertakes that no amount of the Special Dividend shall be directly or indirectly funded before Implementation from the issue of equity interests (as defined in section 995-1 of the Tax Act) by any Gold Road Group Member, where such equity interests are issued before the implementation of the Scheme. (g) GHPL undertakes (on behalf of itself and the Gold Fields Group) that no amount of the Special Dividend shall be directly or indirectly funded on or after Implementation from the issue of equity interests (as defined in section 995-1 of the Tax Act) by any company, whether such equity interests are issued before or after the implementation of the Scheme. For the avoidance of doubt, this entails an undertaking that no proceeds from an equity issuance will be applied by the Gold Fields Group towards repayment of any portion of a debt facility that has been drawn by Gold Road prior to the Implementation Date to pay part or all of the Special Dividend. (h) Gold Road undertakes that the payment of the Special Dividend will not breach the Benchmarking Franking Rule of section 203-25 of the Tax Act. (i) Gold Road undertakes that the Special Dividend will be paid from profits, retained earnings or distributable reserves (or a combination of all or some of them) of Gold Road existing prior to the declaration or authorisation of such dividend and otherwise in accordance with the Corporations Act, and may not be debited against Gold Road’s share capital account. 5 Implementation 2064284080 Scheme Implementation Deed page 11 5 Implementation 5.1 Timetable (a) Subject to clause 5.1(b), the parties must each use all reasonable endeavours to: (1) comply with their respective obligation under this clause 5; and (2) take all necessary steps and exercise all rights necessary to implement the Transaction, in accordance with the Timetable. (b) Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 5.1(a) to the extent that such failure is due to circumstances and matters outside the party’s control or due to Gold Road taking or omitting to take any action in response to a Competing Proposal as permitted or contemplated by this deed. (c) Each party must keep the other informed about their progress against the Timetable and notify each other if it believes that any of the dates in the Timetable are not achievable. (d) To the extent that any of the dates or timeframes set out in the Timetable become not achievable due to matters outside of a party’s control, the parties will consult in good faith to agree to any necessary extension to ensure such matters are completed within the shortest possible timeframe. 5.2 Gold Road’s obligations Gold Road must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, (i) use all reasonable endeavours to ensure that each step in the Timetable is met by the relevant date set out beside that step (and must consult with GHPL on a regular basis about its progress in that regard), (ii) do any acts it is authorised and able to do on behalf of Gold Road Shareholders, and (iii) do each of the following: (a) preparation of Scheme Booklet: prepare and despatch the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes and the Listing Rules; (b) directors’ recommendation: include in the Scheme Booklet a statement by the Gold Road Board: (1) unanimously recommending that Gold Road Shareholders vote in favour of the Scheme in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Scheme is in the best interests of Gold Road Shareholders; and (2) that each Gold Road Board Member will (subject to the same qualifications as set out in clause 5.2(b)(1)) vote, or procure the voting of, any Director Shares at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting, unless there has been a change of recommendation permitted by clause 5.6; (c) paragraph 411(17)(b) statement: apply to ASIC for the production of:

5 Implementation 2064284080 Scheme Implementation Deed page 12 (1) an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and (2) a statement under paragraph 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme; (d) Court direction: apply to the Court for orders pursuant to subsection 411(1) of the Corporations Act directing Gold Road to convene the Scheme Meeting; (e) Scheme Meeting: convene the Scheme Meeting to seek Gold Road Shareholders’ agreement to the Scheme in accordance with the orders made by the Court pursuant to subsection 411(1) of the Corporations Act and must not adjourn or postpone the Scheme Meeting or request the Court to adjourn or postpone the Scheme Meeting in either case without obtaining the prior written approval of GHPL (such approval not to be unreasonably withheld or delayed, except where there is a Competing Proposal); (f) Court documents: consult with GHPL in relation to the content of the documents required for the purpose of each of the Court hearings held for the purpose of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act in relation to the Scheme (including originating process, affidavits, submissions and draft minutes of Court orders) and consider in good faith, for the purpose of amending drafts of those documents, comments from GHPL and its Related Persons on those documents; (g) Court approval: if the Scheme is approved by Gold Road Shareholders under subparagraph 411(4)(a)(ii) of the Corporations Act and it can reasonably be expected that all of the Conditions Precedent (other than the Condition Precedent in clause 3.1(d)) will be satisfied or waived in accordance with this deed before 8.00am on the Second Court Date, apply to the Court for orders approving the Scheme as agreed to by the Gold Road Shareholders at the Scheme Meeting; (h) certificate: at the hearing on the Second Court Date provide to the Court: (1) a certificate (signed for and on behalf of Gold Road) in the form of a deed (substantially in the form set out in Attachment 4) confirming whether or not the Conditions Precedent (other than the Condition Precedent in clause 3.1(d)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by Gold Road to GHPL by 4.00pm on the date that is two Business Days prior to the Second Court Date; and (2) any certificate provided to it by GHPL pursuant to clause 5.3(j); (i) lodge copy of Court order: lodge with ASIC an office copy of the Court order in accordance with subsection 411(10) of the Corporations Act approving the Scheme by no later than the Business Day after the date on which the Court order was made (or such later date as agreed in writing by GHPL); (j) Scheme Consideration: if the Scheme becomes Effective, finalise and close the Gold Road Share Register as at the Scheme Record Date, and determine entitlements to the Scheme Consideration, in accordance with the Scheme and the Deed Poll; (k) transfer and registration: if the Scheme becomes Effective and subject to GHPL having paid the Scheme Consideration in accordance with the Scheme and Deed Poll: (1) execute, on behalf of Scheme Shareholders, instruments of transfer of the Scheme Shares to GHPL; and 5 Implementation 2064284080 Scheme Implementation Deed page 13 (2) register all transfers of the Scheme Shares to GHPL on the Implementation Date; (l) consultation with GHPL in relation to Scheme Booklet: consult with GHPL as to the content and presentation of the Scheme Booklet including: (1) providing to GHPL drafts of the Scheme Booklet and the Independent Expert’s Report for the purpose of enabling GHPL to review and comment on those draft documents. In relation to the Independent Expert’s Report, GHPL’s review is to be limited to a factual accuracy review; (2) considering, in good faith, all comments made by GHPL when producing a revised draft of the Scheme Booklet; (3) providing to GHPL a revised draft of the Scheme Booklet within a reasonable time before the Regulator’s Draft is finalised and to enable GHPL to review the Regulator’s Draft before the date of its submission; (4) obtaining written consent from GHPL for the form and content in which the GHPL Information appears in the Scheme Booklet; and (5) confirming in writing to GHPL that the Gold Road Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; (m) information: provide all necessary information, and procure that the Gold Road Registry provides all necessary information, in each case in a form reasonably requested by GHPL, about the Scheme, the Scheme Shareholders and Gold Road Shareholders to GHPL and its Related Persons, which GHPL reasonably requires in order to: (1) understand the legal and beneficial ownership of Gold Road Shares, and canvass agreement to the Scheme by Gold Road Shareholders, (including the results of directions by Gold Road to Gold Road Shareholders under Part 6C.2 of the Corporations Act); (2) facilitate the provision by, or on behalf of, GHPL of the Scheme Consideration and to otherwise enable GHPL to comply with this deed, the Scheme and the Deed Poll; or (3) review the running tally of proxy appointments and directions received by Gold Road before the Scheme Meeting. Gold Road must comply with any reasonable request of GHPL for Gold Road to give directions to Gold Road Shareholders pursuant to Part 6C.2 of the Corporations Act from time to time for one of the purposes referred to in (1) or (2) above; (n) lodgement of Regulator’s Draft: as soon as practicable, but by no later than 14 days before the First Court Date, provide the Regulator’s Draft to ASIC for its review for the purposes of subsection 411(2) of the Corporations Act, and provide a copy of the Regulator’s Draft to GHPL as soon as practicable thereafter; (o) ASIC review of Scheme Booklet: keep GHPL informed of any matters raised by ASIC in relation to the Scheme Booklet or the Transaction, and use reasonable endeavours to take into consideration any comments made by GHPL in relation to any such matters raised by ASIC; 5 Implementation 2064284080 Scheme Implementation Deed page 14 (p) registration of Scheme Booklet: take all reasonable measures within its control to cause ASIC to register the Scheme Booklet under subsection 412(6) of the Corporations Act; (q) representation: procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act; (r) Independent Expert: promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report for inclusion in the Scheme Booklet (including any updates to such report) and any other materials to be prepared by the Independent Expert for inclusion in the Scheme Booklet (including any updates thereto); (s) assistance: up to the Implementation Date and subject to obligations of confidentiality owed to third parties (appropriate consents in relation to which Gold Road must use all reasonable endeavours to obtain) and undertakings to Government Agencies, provide GHPL and its Related Persons with reasonable access during normal business hours to information and personnel of the Gold Road Group that GHPL reasonably requests for the purpose of collation and provision of the GHPL Information and implementation of the Transaction; (t) compliance with laws: do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations; (u) listing: subject to clause 5.2(w), not do anything to cause Gold Road Shares to cease being quoted on ASX or to become permanently suspended from quotation prior to implementation of the Transaction unless GHPL has agreed in writing; (v) update Scheme Booklet: until the date of the Scheme Meeting, promptly update or supplement the Scheme Booklet with, or where appropriate otherwise inform the market by way of announcement of, any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement, and seek the Court’s approval for the despatch of any updated or supplementary Scheme Booklet. Gold Road must consult with GHPL as to the content and presentation of the updated or supplementary Scheme Booklet, or the market announcement, in the manner contemplated by clause 5.2(l); (w) suspension of trading: apply to ASX to suspend trading in Gold Road Shares with effect from the close of trading on the Effective Date; (x) promote merits of Transaction: participate in efforts reasonably requested by GHPL to promote the merits of the Transaction and the Scheme Consideration, including meeting with key Gold Road Shareholders or holders of GHPL Shares at the reasonable request of GHPL with such information and assistance that GHPL reasonably requests to enable it to promote the merits of the Transaction; (y) proxy solicitation: in consultation with GHPL, undertake reasonable shareholder engagement and proxy solicitation actions so as to promote the merits of the Transaction and encourage Gold Road Shareholders to vote on the Scheme in accordance with the recommendation of the Gold Road Board, subject to applicable law and ASIC policy; and 5 Implementation 2064284080 Scheme Implementation Deed page 15 (z) proxy information: upon request by GHPL made prior to commencement of the Scheme Meeting, inform GHPL of the total number of proxy votes received by Gold Road: (1) to vote in favour of the Scheme; (2) to vote against the Scheme; (3) to abstain from voting on the Scheme; and (4) where the proxy may vote at the proxy’s discretion. 5.3 GHPL’s obligations GHPL must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, must (i) use all reasonable endeavours to ensure that each step in the Timetable is met by the date set out beside that step (and must consult with Gold Road on a regular basis about its progress in that regard), and (ii) do each of the following: (a) GHPL Information: prepare and provide to Gold Road in a timely manner the GHPL Information for inclusion in the Scheme Booklet, including all information regarding the Gold Fields Group and the Scheme Consideration required by all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes and the Listing Rules, and consent to the inclusion of that information in the Scheme Booklet; (b) Scheme Booklet and Court documents: provide any assistance or information reasonably requested by Gold Road in connection with preparation of the Scheme Booklet (including any updated or supplementary Scheme Booklet) and any documents required to be filed with the Court in respect of the Scheme, review the drafts of the Scheme Booklet (including any updated or supplementary Scheme Booklet) prepared by Gold Road and provide comments on those drafts in good faith; (c) Independent Expert’s Report: subject to the Independent Expert entering into arrangements with GHPL including in relation to confidentiality in a form reasonably acceptable to GHPL, provide, in a timely manner, any assistance or information reasonably requested by Gold Road or by the Independent Expert in connection with the preparation of the Independent Expert’s Report to be sent together with the Scheme Booklet; (d) representation: procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act; (e) Deed Poll: by no later than the Business Day prior to the First Court Date, execute and deliver, and cause the GHPL Guarantor to execute and deliver, to Gold Road the Deed Poll; (f) legal opinion: if required by the Court, provide a legal opinion by an appropriately qualified legal adviser on the enforceability of the guarantee provided by the GHPL Guarantor pursuant to the Deed Poll; (g) accuracy of GHPL Information: confirm in writing to Gold Road that the GHPL Information in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; (h) share transfer: if the Scheme becomes Effective:

5 Implementation 2064284080 Scheme Implementation Deed page 16 (1) accept a transfer of the Scheme Shares as contemplated by clause 4.2(b)(1); and (2) execute instruments of transfer in respect of the Scheme Shares; (i) Scheme Consideration: if the Scheme becomes Effective, procure the provision of, by or on behalf of GHPL, the Scheme Consideration in the manner and amount contemplated by clause 4 and the terms of the Scheme and the Deed Poll; (j) certificate: before the commencement of the hearing on the Second Court Date provide to Gold Road for provision to the Court at that hearing a certificate (signed for and on behalf of GHPL) in the form of a deed (substantially in the form set out in Attachment 4) confirming whether or not the Conditions Precedent (other than the Condition Precedent in clause 3.1(d)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by GHPL to Gold Road by 4.00 pm on the date that is two Business Days prior to the Second Court Date; (k) update GHPL Information: until the date of the Scheme Meeting, promptly provide to Gold Road any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the GHPL Information contained in the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; (l) assistance: up to (and including) the Implementation Date and subject to obligations of confidentiality owed to third parties (appropriate consents in relation to which GHPL must use all reasonable endeavours to obtain) and undertakings to Government Agencies, provide Gold Road and its Related Persons with reasonable access during normal business hours to information and personnel of the Gold Fields Group that Gold Road reasonably requests for the purpose of preparation of the Scheme Booklet and implementation of the Transaction; (m) compliance with laws: do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations; and (n) acquisition of Gold Road Shares: if any Gold Fields Group Member acquires any Gold Road Shares after the date of this deed, notify Gold Road in writing of such acquisition and the relevant Gold Fields Group Member (and thereafter that entity will not be a ‘Scheme Shareholder’ for the purposes of this deed and will be excluded from the operation of the Scheme). 5.4 Conduct of business (a) Subject to clause 5.4(b), from the date of this deed up to and including the Implementation Date, and without limiting any other obligations of Gold Road under this deed, Gold Road must: (1) conduct its businesses and operations, and must cause each other Gold Road Group Member to conduct its respective business and operations, in the ordinary and usual course consistent with the manner in which each such business and operations have been conducted in the 12 month period prior to the date of this deed; (2) keep GHPL informed of any material developments concerning the conduct of its business; 5 Implementation 2064284080 Scheme Implementation Deed page 17 (3) not enter into any line of business or other activities in which the Gold Road Group is not engaged as of the date of this deed; (4) provide regular reports on the financial affairs of the Gold Road Group, including the provision of Gold Road Group’s monthly management accounts, in a timely manner to GHPL; (5) ensure that no Gold Road Prescribed Occurrence and no Gold Road Regulated Event occurs; (6) make all reasonable efforts, and procure that each other Gold Road Group Member makes all reasonable efforts, to: (A) preserve and maintain the value of the businesses and assets of the Gold Road Group; (B) keep available the services of the directors, officers and employees of each member of the Gold Road Group; (C) maintain and preserve their relationships with Government Agencies, Traditional Owners, customers, suppliers and others having business dealings with any Gold Road Group Member (including, using all reasonable endeavours to obtain consents from third parties to any change of control provisions which GHPL reasonably requests in contracts or arrangements to which a member of the Gold Road Group is a party); and (D) ensure that there is no occurrence within their control that would constitute or be likely to constitute a Gold Road Material Adverse Change; (7) maintain the Gold Road Tenements in good standing, provided that GHPL and Gold Road will undertake good faith discussions on a regular basis to assess whether any adjustments to the status of the Gold Road Tenements is appropriate; (8) not Dispose of or otherwise create or agree to create or permit to exist any Encumbrance, or other interest or burden, over any of the Gold Road Tenements or the Gold Road Royalty; (9) comply in all material respects with and perform, and otherwise not commit any unremedied material breach of any of the Material Contracts or, in any material respect, amend, vary, modify or terminate any of the Material Contracts; and (10) not commence any litigation or arbitration (Proceeding) where the aggregate claimed or settlement amount for all Proceedings exceeds $5,000,000 payable by Gold Road. (b) Nothing in clause 5.4(a) restricts the ability of Gold Road to take any action: (1) which is contemplated in, or required by, this deed or the Scheme; (2) which has been agreed to in writing by GHPL; (3) which is required by any applicable law or by a Government Agency (except where that requirement arises as a result of an action by a Gold Road Group Member); (4) in relation to the Listed Portfolio Investments (which, for the avoidance of doubt, includes disposing of the Listed Portfolio Investments, Gold Road exercising its voting power in relation to the Listed Portfolio Investments but does not include participating in any equity raisings 5 Implementation 2064284080 Scheme Implementation Deed page 18 undertaken by the Listed Portfolio Investments which would require GHPL’s prior written consent); (5) which has been Fairly Disclosed in the Disclosure Materials, or which has been Fairly Disclosed in an announcement by Gold Road to ASX, or a publicly available document lodged by it with ASIC, in the 12- month period prior to the date of this deed; (6) to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property); (7) to reasonably and prudently respond to regulatory or legislative changes (including, without limitation, changes to subordinate legislation) affecting the business of Gold Road or a Gold Road Group Member to a material extent; or (8) which is undertaken in response to a Competing Proposal as permitted by clause 11. (c) From the date of this deed up to and including the Second Court Date, Gold Road will promptly notify GHPL in writing of anything of which it becomes aware that: (1) makes any material information publicly filed by Gold Road (either on its own account or in respect of any other Gold Road Group Member) to be, or reasonably likely to be, incomplete, incorrect, untrue or misleading in any material respect; (2) makes any of the Gold Road Representations and Warranties false, inaccurate, misleading or deceptive in any material respect; (3) makes any information provided in the Disclosure Materials incomplete, incorrect, untrue or misleading in any material respect; or (4) would constitute or be likely to constitute a Gold Road Prescribed Occurrence, a Gold Road Regulated Event or a Gold Road Material Adverse Change. 5.5 Appointment of directors Gold Road must, as soon as practicable on the Implementation Date, after the Scheme Consideration has been despatched to Scheme Shareholders in accordance with the terms of the Scheme, take all actions necessary to: (a) subject to receipt of the requisite signed consents to act, cause the appointment of the nominees of GHPL to the Gold Road Board, with each appointment becoming effective on the Implementation Date; (b) ensure that all directors on the Gold Road Board, other than the GHPL nominees: (1) resign, with each resignation becoming effective on the Implementation Date; and (2) unconditionally and irrevocably release Gold Road from any claims they may have against Gold Road; and (c) ensure that all directors on the boards of Gold Road’s Subsidiaries: (1) resign, with each resignation becoming effective on the Implementation Date; and 5 Implementation 2064284080 Scheme Implementation Deed page 19 (2) unconditionally and irrevocably release Gold Road and its relevant Subsidiary from any claims they may have against either of them, and, subject to receipt of the requisite signed consents to act, cause the appointment of nominees of GHPL to those boards, with each appointment becoming effective on the Implementation Date. 5.6 Gold Road Board recommendation (a) Gold Road must procure that, subject to clause 5.6(b), the Gold Road Board Members unanimously recommend that Gold Road Shareholders vote in favour of the Scheme at the Scheme Meeting in the absence of a Superior Proposal and subject to the Independent Expert concluding in the Independent Expert’s Report (and continuing to conclude) that the Scheme is in the best interest of Gold Road Shareholders, and that the Scheme Booklet include a statement by the Gold Road Board to that effect. (b) Gold Road must procure that the Gold Road Board collectively, and the Gold Road Board Members individually, do not adversely change, withdraw, adversely modify or adversely qualify its or their recommendation to vote in favour of the Scheme unless: (1) the Independent Expert provides a report to Gold Road (including either the Independent Expert’s Report or any update of, or any revision, amendment or supplement to, that report) that concludes that the Scheme is not in the best interest of Gold Road Shareholders, except where that conclusion is due to Gold Road having received a Superior Proposal; (2) Gold Road has complied in all material respects with its obligations under clause 11 of this deed and subsequently entered into legally binding documentation to give effect to a Superior Proposal; or (3) the change, withdrawal, modification or qualification occurs because of a requirement or request by a court or Government Agency that one or more Gold Road Board Members abstain or withdraw from making a recommendation that Gold Road Shareholders vote in favour of the Scheme after the date of this deed. (c) For the purposes of this clause 5.6, customary qualifications and explanations contained in the Scheme Booklet and any public announcements by Gold Road in relation to a recommendation to vote in favour of the Scheme to the effect that the recommendation is made: (1) in the absence of a Superior Proposal; (2) in respect of any public announcement issued before the issue of the Scheme Booklet, ‘subject to the Independent Expert concluding in the Independent Expert’s Report (and continuing to conclude) that the Scheme is in the best interest of Gold Road Shareholders’; and (3) in respect of the Scheme Booklet and any public announcements issued at the time of or after the issue of the Scheme Booklet, ‘subject to the Independent Expert continuing to conclude that the Scheme is in the best interest of Gold Road Shareholders’, will not be regarded as a failure to make, or a change, withdrawal, modification or qualification of, a recommendation in favour of the Scheme and will not contravene this clause 5.6.

5 Implementation 2064284080 Scheme Implementation Deed page 20 (d) Without limiting the operation of clause 11 or the preceding provisions of this clause 5, if circumstances arise, including the receipt or expected receipt of an unfavourable report from the Independent Expert (including either the Independent Expert’s Report or any update of, or any revision, amendment or supplement to, that report) which may lead to any one or more Gold Road Board Members adversely changing, withdrawing, adversely modifying or adversely changing their recommendation to vote in favour of the Scheme, Gold Road must: (1) immediately notify GHPL of this fact; and (2) consult with GHPL in good faith for two Business Days after the date on which the notice under clause 5.6(d)(1) is given to consider and determine whether there are any steps that can be taken to avoid such a change, withdrawal or variation (as applicable). (e) Despite anything to the contrary in this clause 5.6, a statement made by Gold Road or the Gold Road Board to the effect that no action should be taken by Gold Road Shareholders pending the assessment of a Competing Proposal by the Gold Road Board or the completion of the matching right process set out in clause 11.5 shall not contravene this clause 5.6. 5.7 Conduct of Court proceedings (a) Gold Road and GHPL are entitled to separate representation at all Court proceedings affecting the Transaction. (b) This deed does not give Gold Road or GHPL any right or power to give undertakings to the Court for or on behalf of the other party without that party’s written consent. (c) Gold Road and GHPL must give all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Transaction as contemplated by this deed. 5.8 Scheme Booklet content and responsibility statements (a) The Scheme Booklet will contain a responsibility statement to the effect that: (1) GHPL is responsible for the GHPL Information contained in the Scheme Booklet; and (2) Gold Road is responsible for the Gold Road Information contained in the Scheme Booklet. (b) If after a reasonable period of consultation, Gold Road and GHPL are unable to agree on the form or content of the Scheme Booklet: (1) where the determination relates to GHPL Information, GHPL will make the final determination as to the form and content of the GHPL Information; and (2) in any other case, Gold Road will make the final determination as to the form and content of the Scheme Booklet, acting reasonably. 6 Access to information 2064284080 Scheme Implementation Deed page 21 6 Access to information (a) Between (and including) the date of this deed and the Implementation Date, Gold Road must, and must cause each other Gold Road Group Member to, afford to GHPL and its Related Persons reasonable access to information (subject to any existing confidentiality obligations owed to third parties, appropriate consents in relation to which Gold Road must use all reasonable endeavours to obtain), premises and such senior executives of any member of the Gold Road Group as reasonably requested by GHPL at mutually convenient times, and afford GHPL reasonable co-operation, for the purpose of: (1) the implementation of the Scheme; (2) GHPL developing and implementing plans for the carrying on of the businesses of the Gold Road Group following implementation of the Scheme which, for the avoidance of doubt, does not include ongoing due diligence on the Gold Road Group; (3) GHPL obtaining an understanding of the operations of the Gold Road Group’s business, financial position, prospects and affairs; (4) keeping GHPL informed of material developments relating to the Gold Road Group; (5) GHPL meeting its obligations under this deed and verifying the Gold Road Representations and Warranties; and (6) any other purpose agreed in writing between the parties, provided that: (7) nothing in this clause 6 will require Gold Road to: (A) provide, or procure the provision of, information concerning Gold Road’s directors and management’s consideration of the Scheme; (B) provide, or procure the provision of, information concerning any actual, proposed or potential Competing Proposal (including directors’ and management’s consideration of any actual, proposed or potential Competing Proposal); (C) require a member of the Gold Road Group to take any action that would reasonably be expected to result in a Gold Road Group entity beaching any applicable law or the entity’s constituent documents; (D) require a member of the Gold Road Group to take any action that would breach a contractual obligation to any person (including any confidentiality obligations); (E) provide, or procure the provision of, information or access that would, in the reasonable opinion of Gold Road, cause material disruptions to, or material interference with, the Gold Road Group’s business; (F) provide, or procure the provision of, information concerning the business of the Gold Road Group that is, in the reasonable opinion of Gold Road, commercially sensitive, where the provision of such information is, in the reasonable opinion of Gold Road, reasonably likely to cause prejudice to 7 Representations and warranties 2064284080 Scheme Implementation Deed page 22 the commercial or legal interests of the Gold Road Group taken as a whole; or (G) provide, or procure the provision of, information if to do so would or would be reasonably likely to: (i) breach any confidentiality obligation owed to a third party or any applicable law; or (ii) result in a waiver of legal professional privilege, but this proviso does not limit Gold Road’s obligations under clause 11. (b) GHPL must: (1) keep all information obtained by it as a result of this clause 6 confidential; (2) provide Gold Road with reasonable notice of any request for information or access; and (3) comply with the reasonable requirements of Gold Road in relation to any access granted. (c) Nothing in this clause 6 gives GHPL any rights to undertake further due diligence investigations, or any rights as to the decision making of any Gold Road Group Member or its business. 7 Representations and warranties 7.1 GHPL’s representations and warranties GHPL represents and warrants to Gold Road (in its own right and separately as trustee or nominee for each of the other Gold Road Indemnified Parties) each of the GHPL Representations and Warranties. 7.2 GHPL’s indemnity GHPL agrees with Gold Road (in its own right and separately as trustee or nominee for each of the other Gold Road Indemnified Parties) to indemnify Gold Road and each of the Gold Road Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that Gold Road or any of the other Gold Road Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the GHPL Representations and Warranties. 7.3 Gold Road’s representations and warranties Gold Road represents and warrants to GHPL (in its own right and separately as trustee or nominee for each of the other Gold Fields Indemnified Parties) each of the Gold Road Representations and Warranties. 7.4 Gold Road’s indemnity Gold Road agrees with GHPL (in its own right and separately as trustee or nominee for each Gold Fields Indemnified Party) to indemnify GHPL and each of the Gold Fields Indemnified Parties from any claim, action, damage, loss, liability, cost, expense or 7 Representations and warranties 2064284080 Scheme Implementation Deed page 23 payment of whatever nature and however arising that GHPL or any of the other Gold Fields Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the Gold Road Representations and Warranties. 7.5 Qualifications on Gold Road’s representations, warranties and indemnities (a) The Gold Road Representations and Warranties made or given in clause 7.3 and the indemnity in clause 7.4, are each subject to matters that: (1) have been Fairly Disclosed in the Disclosure Materials; (2) have been Fairly Disclosed in an announcement by Gold Road to ASX, or a publicly available document lodged by it with ASIC, in the 12 month period prior to the date of this deed; or (3) are required by this deed or the Scheme. (b) Where a Gold Road Representation and Warranty is given ‘so far as Gold Road is aware’ or with a similar qualification as to Gold Road’s awareness or knowledge, Gold Road’s awareness or knowledge is limited to and deemed only to include those facts, matters or circumstances of which a Specified Individual is actually aware, or ought reasonably be aware, as at the date of this deed. 7.6 Survival of representations and warranties Each representation and warranty in clauses 7.1 and 7.3: (a) is severable; (b) survives the termination of this deed; and (c) is given with the intention that liability under it is not confined to breaches that are discovered before the date of termination of this deed. 7.7 Survival of indemnities Each indemnity in this deed (including those in clauses 7.2 and 7.4): (a) is severable; (b) is a continuing obligation; (c) constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this deed; and (d) survives the termination of this deed. 7.8 Timing of representations and warranties Each representation and warranty made or given under clauses 7.1 or 7.3 is given at the date of this deed and is repeated continuously thereafter until 8.00am on the Second Court Date unless that representation or warranty is expressed to be given at a particular time, in which case it is given at that time. 7.9 No representation or reliance (a) Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed and (to

8 Releases 2064284080 Scheme Implementation Deed page 24 the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this deed, the circumstances surrounding the parties’ entry into it and the transactions contemplated by it are expressly excluded. (b) Each party acknowledges and confirms that it does not enter into this deed in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this deed. (c) Each party acknowledges and confirms that clauses 7.9(a) and 7.9(b) do not prejudice any rights a party may have in relation to information which has been announced by the other party to ASX or lodged by it with ASIC, or that is contained in the Disclosure Materials. 8 Releases 8.1 Gold Road and Gold Road directors and officers (a) GHPL: (1) releases its rights; and (2) agrees with Gold Road that it will not make, and that after the Implementation Date it will procure that each Gold Road Group Member does not make, any claim, against any Gold Road Indemnified Party (other than Gold Road and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with: (1) any breach of any representations and warranties of Gold Road or any other member of the Gold Road Group in this deed or any breach of any covenant given by Gold Road in this deed; (2) any disclosures containing any statement which is false or misleading whether in content or by omission; or (3) any failure to provide information, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Gold Road Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 8.1(a) limits GHPL’s rights to terminate this deed under clause 13. (b) Clause 8.1(a) is subject to any Corporations Act restriction and will be read down accordingly. (c) Gold Road receives and holds the benefit of this clause 8.1 to the extent it relates to each Gold Road Indemnified Party as trustee for each of them. 8.2 GHPL and GHPL directors and officers (a) Gold Road releases its rights, and agrees with GHPL that it will not make a claim, against any Gold Fields Indemnified Party (other than GHPL and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with: 8 Releases 2064284080 Scheme Implementation Deed page 25 (1) any breach of any representations and warranties of GHPL or the GHPL Guarantor or any other member of the Gold Fields Group in this deed or any breach of any covenant given by GHPL or the GHPL Guarantor in this deed ; (2) any disclosure containing any statement which is false or misleading whether in content or by omission; or (3) any failure to provide information, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Gold Fields Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 8.2(a) limits Gold Road’s rights to terminate this deed under clause 13. (b) Clause 8.2(a) is subject to any Corporations Act restriction and will be read down accordingly. (c) GHPL receives and holds the benefit of this clause 8.2 to the extent it relates to each Gold Fields Indemnified Party as trustee for each of them. 8.3 Deeds of indemnity and insurance (a) At or prior to the Implementation Date, Gold Road must purchase a D&O Run Off Policy on terms and conditions providing coverage retentions, limits and other material terms (including in relation to deductibles) substantially equivalent to the Gold Road directors’ and officers’ insurance annual policy in place as at the date of this deed (Existing D&O Policy), provided that in connection with obtaining such D&O Run Off Policy, Gold Road will use reasonable endeavours to: (1) obtain a proposal from the broker (First Broker) that arranged Gold Road’s directors’ and officers’ insurance policy in place at the date of this deed to obtain base premium, GST and stamp duty quotes and coverage terms & conditions from one or more Standard & Poor’s insurers rated not less than A- (S&P Insurers) for a D&O Run Off Policy (First Indicative Run Off Policy); and (2) obtain a second proposal from a second broker (Second Broker) chosen by Gold Road to obtain base premium, GST and stamp duty quotes and coverage terms & conditions from one or more S&P Insurers for a D&O Run Off Policy (Second Indicative Run Off Policy). (b) If Gold Road is able to obtain a First Indicative Run Off Policy and a Second Indicative Run Off Policy, Gold Road must select between the First Indicative Run Off Policy and Second Indicative Run Off Policy as the preferred D&O Run Off Policy (Preferred Run Off Policy) and proceed to enter into the Preferred Run Off Policy. (c) In obtaining the First Indicative Run Off Policy and the Second Indicative Run Off Policy, Gold Road must: (1) use reasonable endeavours to obtain the most attractive commercial terms for the D&O Run Off Policy; (2) consult in good faith with GHPL regarding the proposed terms of the First Indicative Run Off Policy, Second Indicative Run Off Policy and the Preferred Run Off Policy; 9 Public announcement 2064284080 Scheme Implementation Deed page 26 (3) keep GHPL informed of progress in relation to the D&O Run Off Policy; and (4) use reasonable endeavours to ensure that the scope and amount of the cover of the D&O Run Off Policy is on the same terms, or terms that are reasonably the same in all material respects, as the Existing D&O Policy (it being acknowledged that the market for cover is dynamic and reasonable regard is to be had to the extent to which the level and type of cover in place under the Existing D&O Policy is available for the extended run-off). (d) Subject to the Scheme becoming Effective and the Transaction completing, GHPL undertakes in favour of Gold Road and each other Gold Road Indemnified Party that it will: (1) subject to clause 8.3(g), for a period of seven years from the Implementation Date, ensure that the constitutions of Gold Road and each other Gold Road Group Member continues to contain such rules as are contained in those constitutions at the date of this deed that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in their capacity as a director or officer of the company to any person other than a Gold Road Group Member; and (2) procure that Gold Road and each other Gold Road Group Member complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time and, without limiting the foregoing, use its best endeavours to ensure that directors’ and officers’ run-off insurance cover for such directors and officers obtained under clause 8.3(a) is maintained, subject to clause 8.3(g), for a period of seven years from the retirement date of each director and officer so long as it is available on commercially reasonable terms. (e) The undertakings contained in clause 8.3(a) are subject to any Corporations Act restriction and will be read down accordingly. (f) Gold Road receives and holds the benefit of clause 8.3(a), to the extent it relates to the other Gold Road Indemnified Parties, as trustee for each of them. (g) In respect of each Gold Road Group Member, the undertakings in clause 8.3(a) are given until the earlier of: (1) the end of the relevant period specified in clause 8.3(a); and (2) the relevant Gold Road Group Member ceasing to be part of the Gold Fields Group. 9 Public announcement 9.1 Announcement of the Transaction (a) Immediately after the execution of this deed, Gold Road and GHPL must issue public announcements in a form previously agreed to in writing between them. (b) The Gold Road announcement must include a unanimous recommendation by the Gold Road Board the form contemplated by clause 5.6. 10 Confidentiality 2064284080 Scheme Implementation Deed page 27 9.2 Public announcements (a) Subject to clause 9.3, no public announcement or public disclosure of the Transaction or any other transaction the subject of this deed or the Scheme may be made other than in a form approved by each party in writing (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable. (b) For the avoidance of doubt, clause 9.2(a) does not apply to any announcement or disclosure in connection with the termination of this deed (other than the termination of this deed under clause 13.1(e)) or any announcement or disclosure relating to an actual, proposed or potential Competing Proposal. 9.3 Required disclosure (a) Where a party is required by applicable law or the Listing Rules to make any announcement or to make any disclosure in connection with the Transaction or any other transaction the subject of this deed or the Scheme, it may do so despite clause 9.2 but must use all reasonable endeavours, to the extent practicable and lawful, to consult with the other party and to provide written copies of any announcement or disclosure prior to making the relevant disclosure and take account of any reasonable comments received from the other party in relation to the form and content of the announcement or disclosure. (b) Notwithstanding clause 9.3(a), a party does not require the other party’s approval to issue any public disclosures if the content of those disclosures is limited to procedural matters or information that has previously been disclosed within the Scheme Booklet or any other ASX announcement, provided that the disclosing party gives the other party prior notice that it proposes to make a public disclosure in reliance on this clause 9.3(b). 10 Confidentiality (a) The parties agree that any Confidential Information provided by or on behalf of a party to the other party or its Related Persons in connection with implementation of the Transaction will be provided on the terms of this deed and will not be used or disclosed except as set out in this deed. (b) Each party: (1) must keep the Confidential Information confidential; (2) subject to clause 10(b)(3), must only use the Confidential Information in connection with implementation of the Transaction and must not disclose the Confidential Information to any Third Party; and (3) may only disclose the Confidential Information: (A) to a Related Person to whom it is considered necessary to disclose the Confidential Information in connection with implementation of the Transaction, and must procure that each of its Related Persons to whom Confidential Information is disclosed observes the obligations imposed on it under this deed as if those obligations of that Related Person;

11 Exclusivity 2064284080 Scheme Implementation Deed page 28 (B) in accordance with clause 10(c); or (C) with the prior written consent of the other party. (c) The undertakings in clause 10(b) do not extend to any part of the Confidential Information disclosed which: (1) was in the possession of a party before it was disclosed by or on behalf of the other party, and which a party did not acquire from any person whom it knew (after making reasonable enquiries) owed an obligation of confidence in respect of the Confidential Information at the time it was provided; (2) is, or has become, part of the public domain, otherwise than through a breach of the terms of this deed; (3) becomes available to a party from a third party legally entitled to possess the information and to provide it to the party, if the use or disclosure accords with the right or permission legally granted to the party by that third party; (4) is disclosed by a party to its Related Persons, a court of competent jurisdiction, or Government Agency in connection with: (A) the enforcement or defence of its rights under this deed; (B) obtaining any waivers, exemptions, approvals or consents, or making notifications, required in connection with the Transaction; or (C) complying with any applicable statute, law, direction, order, rule, request or regulation of any Government Agency; (5) is required by law; or (6) is in connection with GHPL assessing or implementing a control transaction (including a takeover bid) for Gold Road Shares (whether or not such control transaction is agreed with Gold Road or recommended by any or all of the Gold Road Board) following notification or announcement of a Competing Proposal or termination of this deed. 11 Exclusivity 11.1 No existing discussions Gold Road represents and warrants to GHPL that, as at the date of this deed, it and each of its Related Bodies Corporate and their respective Related Persons: (a) is not a party to any agreement, arrangement or understanding with a Third Party entered into for the purpose of facilitating a Competing Proposal; (b) is not participating in any discussions, negotiations or other communications, and has terminated any existing discussions, negotiations or other communications, in relation to a Competing Proposal, or which could reasonably be expected to lead to a Competing Proposal; and (c) has ceased to provide or make available any non-public information in relation to the Gold Road Group to a Third Party where such information was provided for the purpose of facilitating, or could reasonably be expected to lead to, a 11 Exclusivity 2064284080 Scheme Implementation Deed page 29 Competing Proposal, and has enforced all rights it has to call for the immediate return and/or destruction of that non-public information previously provided or made available to any Third Party, and Gold Road agrees that it will not, and shall procure that none of its Related Bodies Corporate will, waive the provisions of any confidentiality or standstill agreement with any Third Party. 11.2 No shop and no talk During the Exclusivity Period, Gold Road must not, and must ensure that each of its Related Persons and Related Bodies Corporate and the Related Persons of those Related Bodies Corporate do not, directly or indirectly: (a) (no shop) solicit, invite, encourage or initiate (including by the provision of non- public information to any Third Party) any inquiry, expression of interest, offer, proposal, discussion or other communication by any person in relation to, or which would reasonably be expected to encourage or lead to the making of, an actual, proposed or potential Competing Proposal or communicate to any person an intention to do anything referred to in this clause 11.2(a); or (b) (no talk) subject to clause 11.3: (1) facilitate, participate in or continue any negotiations, discussions or other communications with respect to any inquiry, expression of interest, offer, proposal or discussion by any person to make, or which would reasonably be expected to encourage or lead to the making of, an actual, proposed or potential Competing Proposal; (2) negotiate, accept or enter into, or offer or agree to negotiate, accept or enter into, any agreement, arrangement or understanding regarding an actual, proposed or potential Competing Proposal; (3) disclose or otherwise provide or make available any non-public information about the business or affairs of the Gold Road Group to a Third Party (other than a Government Agency that has the right to obtain that information and has sought it) in connection with, with a view to obtaining, or which would reasonably be expected to encourage or lead to the formulation, receipt or announcement of, an actual, proposed or potential Competing Proposal (including, without limitation, providing such information for the purposes of the conduct of due diligence investigations in respect of the Gold Road Group) whether by that Third Party or another person; or (4) communicate to any person an intention to do anything referred to in the preceding paragraphs of this clause 11.2(b). 11.3 Fiduciary exception Clause 11.2(b) does not prohibit any action or inaction by Gold Road, any of its Related Bodies Corporate or any of their respective Related Persons, in relation to an actual, proposed or potential Competing Proposal if the Gold Road Board determines acting in good faith that: (a) after consultation with its advisers, such actual, proposed or potential Competing Proposal is a Superior Proposal or could reasonably be expected to become a Superior Proposal; and 11 Exclusivity 2064284080 Scheme Implementation Deed page 30 (b) after receiving written legal advice from its external legal advisers, compliance with that clause would, or would be reasonably likely to, constitute a breach of any of the fiduciary or statutory duties of the directors of Gold Road, provided that the actual, proposed or potential Competing Proposal was not directly or indirectly brought about by, or facilitated by, a breach of clause 11.2(a). 11.4 Notification of approaches (a) During the Exclusivity Period, Gold Road must as soon as possible (and in any event within 24 hours) notify GHPL in writing if it, any of its Related Bodies Corporate or any of their respective Related Persons, becomes aware of any: (1) negotiations, discussions or other communications, approach or attempt to initiate any negotiations, discussions or other communications, or intention to make such an approach or attempt to initiate any negotiations, discussions or other communications in respect of any inquiry, expression of interest, offer, proposal or discussion in relation to an actual, proposed or potential Competing Proposal; (2) proposal made to Gold Road, any of its Related Bodies Corporate or any of their respective Related Persons in connection with, or in respect of any exploration or completion of, an actual, proposed or potential Competing Proposal; or (3) provision by Gold Road, any of its Related Bodies Corporate or any of their respective Related Persons of any non-public information concerning the business or operations of Gold Road or the Gold Road Group to any Third Party in connection with an actual, proposed or potential Competing Proposal, whether direct or indirect, solicited or unsolicited, and in writing or otherwise. For the avoidance of doubt, any of the acts described in paragraphs (1) to (3) may only be taken by Gold Road, its Related Bodies Corporate or their respective Related Persons if not proscribed by clause 11.1 or if permitted by clause 11.3. (b) Subject to clause 11.3, a notification given under clause 11.4(a) must include the identity of the relevant person making or proposing the relevant actual, proposed or potential Competing Proposal, together with all material terms and conditions of the actual, proposed or potential Competing Proposal (including price and form of consideration, conditions precedent, proposed deal protection arrangements and timetable), in each case to the extent known by Gold Road or any of its Related Persons. (c) During the Exclusivity Period, Gold Road must also notify GHPL in writing as soon as possible after it, any of its Related Bodies Corporate or any of their respective Related Persons, becomes aware of any material developments in relation to the actual, proposed or potential Competing Proposal, including in respect of any of the information previously provided to GHPL pursuant to this clause 11.4. 11.5 Matching right (a) Without limiting clause 11.2, during the Exclusivity Period, Gold Road: (1) must not, and must procure that each of its Related Bodies Corporate do not, enter into any legally binding agreement, arrangement or understanding (whether or not in writing) pursuant to which a one or 11 Exclusivity 2064284080 Scheme Implementation Deed page 31 more of a Third Party, Gold Road or any Related Body Corporate of Gold Road proposes or propose to undertake or give effect to an actual, proposed or potential Competing Proposal; and (2) must procure that none of its directors adversely change their recommendation in favour of the Scheme, publicly recommend an actual, proposed or potential Competing Proposal (or recommend against the Transaction) or make any public statement to the effect that they may do so at a future point (provided that a statement that no action should be taken by Gold Road Shareholders pending the assessment of a Competing Proposal by the Gold Road Board or the completion of the matching right process set out in this clause 11.5 shall not contravene this clause 11.5 and also subject to any change of recommendation by the Gold Road Board that is permitted by clause 5.6(b)), unless: (3) the Gold Road Board acting in good faith and in order to satisfy what the Gold Road Board Members consider to be their statutory or fiduciary duties (having received written legal advice from its external legal advisers) determines that the Competing Proposal is a Superior Proposal; (4) Gold Road has provided GHPL with the material terms and conditions of the actual, proposed or potential Competing Proposal (including price and form of consideration, conditions precedent, proposed deal protection arrangements and timetable) (in each case, to the extent known) and the identity of the Third Party making the actual, proposed or potential Competing Proposal; (5) Gold Road has given GHPL at least five Business Days after the date of the provision of the information referred to in clause 11.5(a)(4) to provide a matching or superior proposal to the terms of the actual, proposed or potential Competing Proposal; and (6) GHPL has not announced or otherwise formally proposed to Gold Road a matching or superior proposal to the terms of the actual, proposed or potential Competing Proposal by the expiry of the five Business Day period in clause 11.5(a)(5). (b) Subject to clause 11.5(a)(3), if GHPL proposes to Gold Road, or announces, amendments to the Scheme or a new proposal that constitutes a matching or superior proposal to the terms of the actual, proposed or potential Competing Proposal (Bidder Counterproposal) by the expiry of the five Business Day period in clause 11.5(a)(5), Gold Road must procure that the Gold Road Board considers the Bidder Counterproposal and if the Gold Road Board, acting reasonably and in good faith, determines that the Bidder Counterproposal would provide an equivalent or superior outcome for Gold Road Shareholders as a whole compared with the Competing Proposal, taking into account all of the terms and conditions of the Bidder Counterproposal, then Gold Road and GHPL must use their best endeavours to agree the amendments to this deed, the Scheme and the Deed Poll (as applicable) that are reasonably necessary to reflect the Bidder Counterproposal and to implement the Bidder Counterproposal, in each case as soon as reasonably practicable, and Gold Road must procure that each of the directors of Gold Road continues to recommend the Transaction (as modified by the Bidder Counterproposal) to Gold Road Shareholders.

12 Reimbursement Fee 2064284080 Scheme Implementation Deed page 32 (c) For the purposes of this clause 11.5, each successive material modification of any Competing Proposal or potential Competing Proposal will constitute a new Competing Proposal or potential Competing Proposal, and the procedures set out in this clause 11.5 must again be followed prior to any member of the Gold Road Group entering into any agreement, arrangement, understanding or commitment in respect of such Competing Proposal or potential Competing Proposal. (d) Despite any other provision in this deed, a statement by Gold Road or the Gold Road Board to the effect that: (1) the Gold Road Board has determined that a Competing Proposal is a Superior Proposal and has commenced the matching right process set out in this clause 11.5; or (2) Gold Road Shareholders should take no action pending the completion of the matching right process set out in this clause 11.5, does not of itself: (3) constitute a change, withdrawal, modification or qualification of a recommendation by a Gold Road Board Member or an endorsement of a Competing Proposal; (4) contravene this deed; (5) give rise to an obligation to pay the Reimbursement Fee under clause 12.2; or (6) give rise to a termination right under clause 13.1. 11.6 Provision of information During the Exclusivity Period, Gold Road must not, and must ensure that each of its Related Persons and Related Bodies Corporate and the Related Persons of those Related Bodies Corporate do not, directly or indirectly disclose or otherwise provide or make available any non-public information about the business or affairs of the Gold Road Group to a Third Party in connection with an actual, proposed or potential Competing Proposal unless: (a) permitted by clause 11.3; and (b) before that information is disclosed or otherwise provided or made available to that Third Party, the Third Party has entered into a confidentiality agreement with Gold Road that contains obligations on the Third Party that are on no less onerous terms in any material respect than the obligations of GHPL under clause 10 of this deed. 12 Reimbursement Fee 12.1 Background to Reimbursement Fee (a) GHPL and Gold Road acknowledge that, if they enter into this deed and the Scheme is subsequently not implemented, GHPL will incur significant costs, including those set out in clause 12.4. (b) In these circumstances, GHPL has requested that provision be made for the payments outlined in clause 12.2, without which GHPL would not have entered into this deed or otherwise agreed to implement the Scheme. 12 Reimbursement Fee 2064284080 Scheme Implementation Deed page 33 (c) The Gold Road Board believes, having taken advice from its external legal advisers and Financial Adviser, that the implementation of the Scheme will provide benefits to Gold Road and that it is appropriate for Gold Road to agree to the payments referred to in clause 12.2 in order to secure GHPL’s participation in the Transaction. 12.2 Reimbursement Fee triggers Subject to this clause 12, Gold Road must pay the Reimbursement Fee to GHPL if: (a) during the Exclusivity Period, one or more Gold Road Board Member withdraws, adversely changes, adversely modifies or adversely qualifies their support of the Scheme or their recommendation that Gold Road Shareholders vote in favour of the Scheme or fails to recommend that Gold Road Shareholders vote in favour of the Scheme in the manner described in clause 5.6, unless: (1) the Independent Expert concludes in the Independent Expert’s Report (or any update of, or revision, amendment or supplement to, that report) that the Scheme is not in the best interests of Gold Road Shareholders (except where that conclusion is due wholly or partly to the existence, announcement or publication of a Competing Proposal); (2) the failure to recommend, or the change to or withdrawal of a recommendation to vote in favour of the Scheme occurs because of a requirement or request by the Court or a Government Agency that one or more Gold Road Board Members abstain or withdraw from making a recommendation that Gold Road Shareholders vote in favour of the Scheme after the date of this deed; or (3) Gold Road is entitled to terminate this deed pursuant to clause 13.1(a)(1), clause 13.1(a)(3) (but without limiting clauses 12.2(b) to 12.2(f) below) or clause 13.2(b), and has given the appropriate termination notice to GHPL; (b) during the Exclusivity Period, one or more Gold Road Board Members recommends that Gold Road Shareholders accept or vote in favour of, or otherwise supports or endorses (including support by way of accepting or voting, or by way of stating an intention to accept or vote, in respect of any Director Shares), a Competing Proposal of any kind that is announced (whether or not such proposal is stated to be subject to any pre-conditions) during the Exclusivity Period; (c) a Competing Proposal of any kind is announced during the Exclusivity Period (whether or not such proposal is stated to be subject to any pre-conditions) and, within 12 months of the date of such announcement, the Third Party or any Associate of that Third Party: (1) completes a Competing Proposal of a kind referred to in any of paragraphs 2, 3 or 4 of the definition of Competing Proposal; (2) enters into an agreement, arrangement or understanding with Gold Road, with another member of the Gold Road Group or with the board of directors of any of the foregoing entities, which is of the kind referred to in paragraph 5 of the definition of Competing Proposal; or (3) without limiting clause 12.2(c)(1) or 12.2(c)(2), acquires (either alone or in aggregate) a Relevant Interest in more than 50% of the Gold Road Shares under a transaction that is or has become wholly 12 Reimbursement Fee 2064284080 Scheme Implementation Deed page 34 unconditional or otherwise acquires (either alone or in aggregate) Control of Gold Road; (d) GHPL has validly terminated this deed pursuant to clause 13.1(a)(1), 13.1(b) or 13.2(a) and the Transaction does not complete; (e) a Gold Road Regulated Event or a Gold Road Prescribed Occurrence occurs after the date of this deed and that change, event, occurrence, fact, matter or thing is within the control of Gold Road; and (f) without limiting clause 12.2(d), there is a material breach of clause 11.5 by Gold Road. 12.3 Payment of Reimbursement Fee (a) A demand by GHPL for payment of the Reimbursement Fee under clause 12.2 must: (1) be in writing; (2) be made after the occurrence of the event in that clause giving rise to the right to payment; (3) state the circumstances which give rise to the demand; and (4) nominate an account in the name of GHPL into which Gold Road is to pay the Reimbursement Fee. (b) Gold Road must pay the Reimbursement Fee into the account nominated by GHPL, without set-off or withholding, within five Business Days after receiving a demand for payment where GHPL is entitled under clause 12.2 to the Reimbursement Fee. 12.4 Basis of Reimbursement Fee The Reimbursement Fee has been calculated to reimburse GHPL for costs including the following: (a) fees for legal, financial and other professional advice in planning and implementing the Transaction (excluding success fees); (b) reasonable opportunity costs incurred in engaging in the Transaction or in not engaging in other alternative acquisitions or strategic initiatives; (c) costs of management and directors’ time in planning and implementing the Transaction; and (d) out of pocket expenses incurred by GHPL and GHPL’s employees, advisers and agents in planning and implementing the Transaction, and the parties agree that: (e) the costs actually incurred by GHPL will be of such a nature that they cannot all be accurately ascertained; and (f) the Reimbursement Fee is a genuine and reasonable pre-estimate of those costs, and Gold Road represents and warrants that it has received written legal advice from its legal advisers in relation to the operation of this clause 12. 13 Termination 2064284080 Scheme Implementation Deed page 35 12.5 Compliance with law (a) This clause 12 does not impose an obligation on Gold Road to pay the Reimbursement Fee to the extent (and only to the extent) that the obligation to pay the Reimbursement Fee: (1) is declared by the Takeovers Panel to constitute ‘unacceptable circumstances’; or (2) is determined to be unenforceable or unlawful by a court, provided that all proper avenues of appeal and review, judicial and otherwise, have been exhausted. For the avoidance of doubt, any part of the Reimbursement Fee that would not constitute unacceptable circumstances or that is not unenforceable or unlawful (as applicable) must be paid by Gold Road. (b) The parties must not make or cause or permit to be made, any application to the Takeovers Panel or a court for or in relation to a declaration or determination referred to in clause 12.5(a). 12.6 Reimbursement Fee payable only once Where the Reimbursement Fee becomes payable to GHPL under clause 12.2 and is actually paid to GHPL, GHPL cannot make any claim against Gold Road for payment of any subsequent Reimbursement Fee. 12.7 Other Claims (a) Where an amount becomes payable to GHPL under clause 12.2 and is actually paid to GHPL (or is payable, but no demand is made under clause 12.3), GHPL cannot make any Claim (other than a Claim under this clause 12) against Gold Road which relates solely to the event that gave rise to the right to make a demand under clause 12.3. (b) Clause 12.7(a) does not apply to any application to a court or claim for specific performance or injunctive relief. 12.8 No Reimbursement Fee if Scheme Effective Despite anything to the contrary in this deed, the Reimbursement Fee will not be payable to GHPL if the Scheme becomes Effective, notwithstanding the occurrence of any event in clause 12.2 and, if the Reimbursement Fee has already been paid it must be refunded by GHPL. 13 Termination 13.1 Termination (a) Either party may terminate this deed by written notice to the other party: (1) other than in respect of a breach of either a GHPL Representation and Warranty or a Gold Road Representation and Warranty (which are dealt with in clause 13.2), at any time before 8.00am on the Second Court Date, if the other party has materially breached this deed and

13 Termination 2064284080 Scheme Implementation Deed page 36 the breach is material in the context of the Scheme as a whole, the party entitled to terminate has given written notice to the party in breach of this deed setting out the relevant circumstances and stating an intention to terminate this deed, and the other party has failed to remedy the breach within five Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given; (2) at any time before 8.00am on the Second Court Date if the Court or another Government Agency (including any other court) has taken any action permanently restraining or otherwise prohibiting or preventing the Transaction, or has refused to do anything necessary to permit the Transaction to be implemented by the End Date, and the action or refusal has become final and cannot be appealed or reviewed or the party, acting reasonably, believes that there is no realistic prospect of an appeal or review succeeding by the End Date; (3) in the circumstances set out in, and in accordance with, clause 3.4; (4) if the Effective Date for the Scheme has not occurred, or will not occur, on or before the End Date; or (5) subject to clause 3.4(d), if Gold Road Shareholders have not agreed to the Scheme at the Scheme Meeting by the requisite majorities. (b) GHPL may terminate this deed by written notice to Gold Road at any time before 8.00am on the Second Court Date if any Gold Road Board Member: (1) fails to recommend the Scheme; (2) withdraws, adversely changes, adversely modifies or adversely qualifies their support of the Scheme or their recommendation that Gold Road Shareholders vote in favour of the Scheme; or (3) makes a public statement indicating that he or she no longer recommends the Transaction or recommends, supports or endorses another transaction (including any Competing Proposal but excluding a statement that no action should be taken by Gold Road Shareholders pending assessment of a Competing Proposal by the Gold Road Board or the completion of the matching right process set out in clause 11.5), other than where any Gold Road Board Member is required or requested by a court or Government Agency to abstain or withdraw from making a recommendation that Gold Road Shareholders vote in favour of the Scheme after the date of this deed. (c) Gold Road may terminate this deed by written notice to GHPL at any time before 8.00am on the Second Court Date if the Gold Road Board or a majority of the Gold Road Board has changed, withdrawn, modified or qualified its recommendation as permitted under clause 5.6 and, if required to do so, Gold Road pays the Reimbursement Fee to GHPL. (d) GHPL may terminate this deed by written notice to Gold Road at any time before 8.00am on the Second Court Date if in any circumstances (including, for the avoidance of doubt, where permitted by clause 11.5) Gold Road enters into any legally binding agreement, arrangement or understanding in relation to the undertaking or giving effect to any actual, proposed or potential Competing Proposal. (e) This deed is terminable if agreed in writing by Gold Road and GHPL. 13 Termination 2064284080 Scheme Implementation Deed page 37 13.2 Termination for breach of representations and warranties (a) GHPL may, at any time prior to 8.00am on the Second Court Date, terminate this deed for a breach of a Gold Road Representation and Warranty only if: (1) GHPL has given written notice to Gold Road setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse if the breach is not remedied; (2) the relevant breach continues to exist ten Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 13.2(a)(1); and (3) the relevant breach is material in the context of the Scheme taken as a whole. (b) Gold Road may, at any time before 8.00am on the Second Court Date, terminate this deed for breach of a GHPL Representation and Warranty only if: (1) Gold Road has given written notice to GHPL setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse if the breach is not remedied; (2) the relevant breach continues to exist ten Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 13.2(b)(1); and (3) the relevant breach is material in the context of the Scheme taken as a whole. 13.3 Effect of termination If this deed is terminated by either party under clauses 3.4, 13.1 or 13.2: (a) each party will be released from its obligations under this deed, except that this clause 13.3, and clauses 1, 7.5 to 7.9, 8.1, 8.2, 10, 12, 14, 16, 17 and 18 (except clause 18.10), will survive termination and remain in force; (b) each party will retain the rights it has or may have against the other party in respect of any past breach of this deed; and (c) in all other respects, all future obligations of the parties under this deed will immediately terminate and be of no further force and effect including any further obligations in respect of the Scheme. 13.4 Termination Where a party has a right to terminate this deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this deed and the provision under which it is terminating this deed. 13.5 No other termination Neither party may terminate or rescind this deed except as permitted under clauses 3.4, 13.1 or 13.2. 14 GHPL Guarantor Guarantee 2064284080 Scheme Implementation Deed page 38 14 GHPL Guarantor Guarantee 14.1 Guarantee (a) In consideration of Gold Road entering into this deed at the request of the GHPL Guarantor (the receipt and good value of which is acknowledged by the GHPL Guarantor), the GHPL Guarantor irrevocably and unconditionally guarantees to Gold Road the due and punctual observance, performance and discharge of all the obligations of GHPL under this deed (including any indemnities given in favour of Gold Road). (b) If there is any breach of any of GHPL’s obligations under this deed, the GHPL Guarantor must, to the extent required by Gold Road, perform, observe and discharge GHPL’s obligations to the extent GHPL has not done so. 14.2 Survival The obligations and liability of the GHPL Guarantor under this clause 14 are not revoked or discharged (in whole or in part) by any act, omission, event or circumstance. 14.3 Continuing Guarantee and indemnity This clause 14: (a) is a continuing obligation and remains in force until the whole of the obligations of GHPL have in all respects been duly performed, observed and discharged in full; (b) is irrevocable; and (c) constitutes separate and independent obligations of the GHPL Guarantor. 14.4 Liability unaffected The liability of the GHPL Guarantor under this clause 14 is not affected by anything that, but for this clause 14, might operate to release or exonerate the GHPL Guarantor in whole or in part from its obligations including any of the following, whether with or without the consent of the GHPL Guarantor: (a) the grant to GHPL or any other person of any time, waiver or other indulgence; (b) the discharge or release of GHPL or any other person from any liability or obligation; (c) any transaction or arrangement that may take place between Gold Road and GHPL or any other person; (d) the occurrence of an Insolvency Event in relation to GHPL or any other person; (e) Gold Road exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against GHPL or any other person; (f) the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by Gold Road from GHPL or any other person or by the taking of or failure to take any security; 14 GHPL Guarantor Guarantee 2064284080 Scheme Implementation Deed page 39 (g) the failure or omission or any delay by Gold Road or GHPL to give notice to the GHPL Guarantor of any default by GHPL or any other person under this deed; and (h) any legal limitation, disability, incapacity or other circumstances related to GHPL, the GHPL Guarantor or any other person. 14.5 No set-off counterclaim The GHPL Guarantor may not, without the consent of Gold Road: (a) raise a set-off or counterclaim available to GHPL against Gold Road in reduction of the GHPL Guarantor’s liability under this clause 14; (b) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any security or guarantee held by Gold Road in connection with this deed; or (c) prove in competition with Gold Road if a liquidator, provisional liquidator, receiver, official manager or trustee in bankruptcy is appointed in respect of GHPL or if an Insolvency Event occurs in relation to GHPL, until all obligations and liabilities of the GHPL Guarantor and GHPL under or in connection with this deed are satisfied. 14.6 Remedy Gold Road may enforce the guarantee given under this clause 14 without first making any demand or taking any action or proceedings to enforce its rights or remedies against GHPL. 14.7 Reinstatement The obligations of the GHPL Guarantor under this clause 14 continue to be effective or will be reinstated if at any time any amount under this deed is avoided or any payment must be replaced or restored, either in whole or in part, by Gold Road for any reason whatsoever and the liability of the GHPL Guarantor extends to any such payment as if that payment had not been made. 14.8 Warranties The GHPL Guarantor represents and warrants that: (a) it has full power and authority to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of its obligations in accordance with this clause; (b) this guarantee and indemnity constitute legally valid and binding obligations of the GHPL Guarantor in accordance with this clause; and (c) the execution, delivery and performance of the GHPL Guarantor’s obligations will not violate any provision of: (1) any law or regulation or any order or decree of any Government Agency or any state or territory or relevant jurisdiction in which it is incorporated; (2) the constitution of the GHPL Guarantor or equivalent constituent document; or

15 Duty, costs and expenses 2064284080 Scheme Implementation Deed page 40 (3) any encumbrance or other document which is binding on the GHPL Guarantor. 15 Duty, costs and expenses 15.1 Stamp duty GHPL: (a) must pay all stamp duties and any fines and penalties with respect to stamp duty in respect of this deed or the Scheme or the steps to be taken under this deed or the Scheme; and (b) indemnifies Gold Road against any liability arising from its failure to comply with clause 15.1(a). 15.2 Costs and expenses Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of this deed and the proposed, attempted or actual implementation of this deed and the Transaction. 16 GST (a) Any consideration or amount payable under this deed, including any non- monetary consideration (as reduced in accordance with clause 16(e) if required) (Consideration) is exclusive of GST. (b) If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law. (c) The Additional Amount payable under clause 16(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice. However, the Additional Amount is only payable on receipt of a valid Tax Invoice. (d) If for any reason (including the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 16(b): (1) the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as applicable; (2) the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and (3) the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within seven 17 Notices 2064284080 Scheme Implementation Deed page 41 days after receiving such notification, as applicable. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event. (e) Despite any other provision in this deed if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred. (f) Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled. (g) Any term starting with a capital letter in this clause 16 that is not defined in this clause 16 has the same meaning as the term has in the A New Tax System (Goods & Services Tax) Act 1999 (Cth). 17 Notices 17.1 Form of Notice A notice or other communication to a party under this deed (Notice) must be: (a) in writing and in English; and (b) addressed to that party in accordance with the following details (or any alternative details nominated to the sending party by Notice): Address Attention Email GHPL Level 4, 235 St Georges Terrace Perth WA 6000 Company Secretary GFA.CompanySe cretary@goldfield s.com Copy: alan.gibson@gol dfields.com GHPL Guarantor 150 Helen Road, Sandown Sandton, 2196 Gauteng (Province), South Africa Anré Westrate (Company Secretary) and Kelly Carter (Executive Vice- President: Group Head of Legal & Compliance) anre.westrate@g oldfields.com kelly.carter@gold fields.com [***] [***] 17 Notices 2064284080 Scheme Implementation Deed page 42 Gold Road Level 2, 26 Colin Street West Perth WA 6005 Managing Director Company Secretary duncan.gibbs@g oldroad.com.au julie.jones@goldr oad.com.au 17.2 How Notice must be given and when Notice is received (a) A Notice must be given by one of the methods set out in the table below. (b) A Notice is regarded as given and received at the time set out in the table below. However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a day that is not a Saturday, Sunday or a public holiday or bank holiday in the place of receipt (business hours period), then, other than in respect of any Notice given on, and prior to 8.00am on, the Second Court Date, the Notice will instead be regarded as given and received at the start of the following business hours period. Method of giving Notice When Notice is regarded as given and received By hand to the nominated address When delivered to the nominated address By pre paid post to the nominated address At 9.00am (addressee’s time) on the second day that is not a Saturday, Sunday or a public holiday or bank holiday in the place of receipt after the date of posting By email to the nominated email address The first to occur of: 1 the sender receiving an automated message confirming delivery; or 2 two hours after the time that the email was sent (as recorded on the device from which the email was sent) provided that the sender does not, within the period, receive an automated message that the email has not been delivered. 17.3 Electronic communication A Notice must not be given by electronic means of communication (other than email as permitted in clause 17.2). [***] 18 General 2064284080 Scheme Implementation Deed page 43 18 General 18.1 Governing law and jurisdiction (a) This deed is governed by the law in force in Western Australia. (b) Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Western Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum. 18.2 Service of process (a) Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of Notices under clause 17. (b) The GHPL Guarantor irrevocably appoints GHPL as its agent for the service of process in Australia in relation to any matter arising out of this deed. If GHPL ceases to be able to act as such or have an address in Australia, the GHPL Guarantor agrees to appoint a new process agent in Australia and deliver to the other party within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. The GHPL Guarantor must inform Gold Road in writing of any change in the address of its process agent within 20 Business Days of the change. 18.3 No merger The rights and obligations of the parties do not merge on completion of the Transaction. They survive the execution and delivery of any assignment or other document entered into for the purpose of implementing the Transaction. 18.4 Invalidity and enforceability (a) If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not. (b) Clause 18.4(a) does not apply where enforcement of the provision of this deed in accordance with clause 18.4(a) would materially affect the nature or effect of the parties’ obligations under this deed. 18.5 Waiver No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver. The meanings of the terms used in this clause 18.5 are set out below.

18 General 2064284080 Scheme Implementation Deed page 44 Term Meaning conduct includes delay in the exercise of a right. right any right arising under or in connection with this deed and includes the right to rely on this clause. waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel. 18.6 Variation A variation of any term of this deed must be in writing and signed by the parties. 18.7 Assignment of rights (a) A party may not assign, novate, declare a trust over or otherwise transfer or deal with any of its rights or obligations under this deed without the prior written consent of the other party or as expressly provided in this deed. (b) A breach of clause 18.7(a) by a party shall be deemed to be a material breach for the purposes of clause 13.1(a)(1). (c) Clause 18.7(b) does not affect the construction of any other part of this deed. 18.8 Acknowledgement Each party acknowledges that the remedy of damages may be inadequate to protect the interests of the parties for a breach of clause 11 and that GHPL is entitled to seek and obtain, without limitation, injunctive relief if Gold Road breaches, or threatens to breach, clause 11. 18.9 No third party beneficiary This deed shall be binding on and inure solely to the benefit of each party to it and each of their respective permitted successors and assigns, and nothing in this deed is intended to or shall confer on any other person, other than the Gold Fields Indemnified Parties and the Gold Road Indemnified Parties, in each case to the extent set forth in clause 7 and clause 8, any third party beneficiary rights. 18.10 Further action to be taken at each party’s own expense Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it. 18.11 Entire agreement This deed (including the documents in the Attachments to it) state all the express terms agreed by the parties in respect of their subject matter. It supersedes all prior 18 General 2064284080 Scheme Implementation Deed page 45 discussions, negotiations, understandings and agreements in respect of its subject matter. 18.12 Counterparts (a) This deed may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. (b) Subject to applicable law, a counterpart may be signed electronically and may be in hard copy or electronic form. 18.13 Relationship of the parties (a) Nothing in this deed gives a party authority to bind any other party in any way. (b) Nothing in this deed imposes any fiduciary duties on a party in relation to any other party. 18.14 Remedies cumulative Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with, and not exclusive of, the rights, powers and remedies provided by law independently of this deed. 18.15 Exercise of rights (a) Unless expressly required by the terms of this deed, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this deed. (b) A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this deed. Any conditions must be complied with by the party relying on the consent, approval or waiver. 18.16 Withholding (a) GHPL must make all payments that become due under the Scheme free and clear and without deduction of all present and future withholdings, unless GHPL determines (acting reasonably) that it is required to by law or it is required to pay an amount to the Commissioner of Taxation pursuant to Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) (a CGT Withholding Amount). The aggregate sum payable to the Scheme Shareholders shall not be increased to reflect the deduction and the net aggregate sum payable to those Scheme Shareholders shall be taken to be in full and final satisfaction of the amounts owing to the Scheme Shareholders. (b) If GHPL determines (acting reasonably) that it is required to pay a CGT Withholding Amount with respect to the acquisition of the Scheme Shares from a Scheme Shareholder, GHPL will: (1) determine the amount of the CGT Withholding Amount; (2) remit the CGT Withholding Amount to the Commissioner within the time required under Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth); and 18 General 2064284080 Scheme Implementation Deed page 46 (3) have satisfied its obligation to pay the CGT Withholding Amount to the Scheme Shareholders for the purposes of the Scheme. (c) GHPL acknowledges and agrees that it shall not pay any amounts to the Commissioner of Taxation under Subdivision 14-D with respect to a Scheme Shareholder where it receives an entity declaration from that Scheme Shareholder by no later than 5 Business Days prior to the Implementation Date, where: (1) the entity declaration is made in accordance with the requirements in section 14-225 of Subdivision 14-D and covers the Implementation Date (Entity Declaration); and (2) GHPL does not know the Entity Declaration to be false. (d) Gold Road agrees that GHPL may approach the Australian Taxation Office to obtain clarification as to the application of Subdivision 14-D to the Transaction and will provide all information and assistance that GHPL reasonably requires in making any such approach. GHPL agrees: (1) to provide Gold Road a reasonable opportunity to review the form and content of all materials to be provided to the ATO, and must incorporate Gold Road’s reasonable comments on those materials; and (2) not to contact any Gold Road Shareholders in connection with the application of Subdivision 14-D or other withholding obligations in relation to the Transaction without Gold Road’s prior written consent. (e) The parties agree to take all actions that they agree (each acting reasonably) are necessary or desirable to ensure that, where possibly, Entity Declarations are obtained from relevant Scheme Shareholders. 2064284080 Scheme Implementation Deed page 47 Schedules Table of contents Definitions and interpretation 48 GHPL Representations and Warranties 69 Gold Road Representations and Warranties 71 Gold Road details 75

2064284080 Scheme Implementation Deed page 48 Schedule 1 Definitions and interpretation 1.1 Definitions Term Meaning ASIC the Australian Securities and Investments Commission. Associate has the meaning set out in section 12 of the Corporations Act, as if subsection 12(1) of the Corporations Act included a reference to this deed and Gold Road was the designated body. ASX ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates. Business Day a day that is not a Saturday, Sunday or a public holiday or bank holiday in Perth, Western Australia. Claim any claim, demand, legal proceedings or cause of action (including any claim, demand, legal proceedings or cause of action: 1 based in contract, including breach of warranty; 2 based in tort, including misrepresentation or negligence; 3 under common law or equity; or 4 under statute, including the Australian Consumer Law (being Schedule 2 of the Competition and Consumer Act 2010 (Cth) (CCA)) or Part VI of the CCA, or like provision in any state or territory legislation), in any way relating to this deed or the Transaction, and includes a claim, demand, legal proceedings or cause of action arising under an indemnity in this deed. Competing Proposal any proposal, agreement, arrangement or transaction (or expression of interest thereof), which, if entered into or completed, would result in a Third Party (either alone or together with any Associate): 1 directly or indirectly acquiring a Relevant Interest in, or have a right to acquire, a legal, beneficial or economic interest in, or control of, 20% or more of the Gold Road Shares or of the share capital of any material Subsidiary of Gold Road; Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 49 Term Meaning 2 acquiring Control of Gold Road or any material Subsidiary of Gold Road; 3 directly or indirectly acquiring or become the holder of, or otherwise acquiring or have a right to acquire, a legal, beneficial or economic interest in, or control of, all or a substantial part of Gold Road’s business or assets or the business or assets of the Gold Road Group; 4 otherwise directly or indirectly acquiring or merging, or be involved in an amalgamation or reconstruction (as those terms are used in s413(1) of the Corporations Act), with Gold Road or a material Subsidiary of Gold Road; or 5 requiring Gold Road to abandon, or otherwise fail to proceed with, the Transaction, whether by way of takeover bid, members’ or creditors’ scheme of arrangement, reverse takeover, shareholder approved acquisition, capital reduction, buy back, sale or purchase of shares, other securities or assets, assignment of assets and liabilities, incorporated or unincorporated joint venture, dual-listed company (or other synthetic merger), deed of company arrangement, any debt for equity arrangement, recapitalisation, refinancing or other transaction or arrangement. For the avoidance of doubt, each successive material modification or variation of any proposal, agreement, arrangement or transaction in relation to a Competing Proposal will constitute a new Competing Proposal. Condition Precedent each of the conditions set out in clause 3.1. Confidential Information all information that: 1 is or has been disclosed to a party (the Recipient) (whether before or after the date of this deed) by or on behalf of the other party (the Discloser), or that is otherwise acquired or accessed directly or indirectly by or on behalf of the Recipient from or on behalf of the Discloser or any person engaged by the Discloser; 2 relates directly or indirectly to the Transaction, the Discloser or a Related Body Corporate of the Discloser, or any of its past, existing or future business, operations, administration or strategic plans; and 3 is in oral or visual form, or is recorded or stored in a Document, and includes all compilations, analyses, extracts, summaries or other documents prepared by the Recipient that contain, reflect, utilise or relate to any of the information referred to in items 1 and 2 of this definition. Consultation Notice has the meaning given in clause 3.4(a). Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 50 Term Meaning Control has the meaning given in section 50AA of the Corporations Act. Corporations Act the Corporations Act 2001 (Cth), as modified or varied by ASIC. Corporations Regulations the Corporations Regulations 2001 (Cth). Court the Supreme Court of Western Australia or such other court of competent jurisdiction under the Corporations Act agreed to in writing by GHPL and Gold Road. D&O Run Off Policy the directors’ and officers’ run-off insurance policy in respect of any Gold Road directors and officers and relevant former directors and officers of any Gold Road Group Member that applies for no less than a 7 year period following the Implementation Date and complies with the requirements in clause 8.3. De Grey Mining De Grey Mining Limited ABN 65 094 206 292. De Grey Mining Scheme the scheme of arrangement between De Grey Mining Limited and its shareholders under which NST will acquire 100% of the shares in De Grey Mining. Deed Poll a deed poll substantially in the form of Attachment 3 under which GHPL covenants in favour of the Scheme Shareholders to perform the obligations attributed to GHPL under the Scheme and the GHPL Guarantor guarantees GHPL’s obligations. Director Share any Gold Road Share: 1 held by or on behalf of a Gold Road Board Member; or 2 listed as an indirect interest in the latest Appendix 3X or Appendix 3Y lodged by Gold Road with ASX in respect of each Gold Road Board Member. Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 51 Term Meaning Disclosure Materials 1 the documents and information contained in the data room made available by Gold Road to GHPL and its Related Persons in response to the due diligence request list that was attached to Gold Fields non-binding indicative offer to Gold Road the subject of the Gold Fields announcement on 24 March 2025, the index of which has been initialled by, or on behalf of, the parties for identification; and 2 written responses from Gold Road and its Related Persons to subsequent requests for further information made by GHPL and its Related Persons. Dispose means to sell, assign, transfer, part with the benefit of, declare itself a trustee in respect thereof, grant an Encumbrance, grant an option in respect thereof or otherwise deal with. Document includes any note, memorandum, record, report, financial information, summary, analysis, calculation, strategic assessment, market survey, business plan, computer program, computer record, circuit, circuit layout, drawing, specification, material, photocopy, scanned copy or any other means by which information may be stored or reproduced. Effective when used in relation to the Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under paragraph 411(4)(b) of the Corporations Act in relation to the Scheme. Effective Date the date on which the Scheme becomes Effective. Encumbrance includes: 1 a Security Interest; 2 right of first refusal or first offer, option, claim or contractual restriction; 3 a shareholders’ agreement or voting agreement; 4 an escrow or hold-period created or granted by a party or its affiliate; 5 an agreement or option or any right capable of becoming an agreement or option to purchase or acquire (save in favour of a Gold Fields Group Member); or 6 any Right to Use, royalty (other than royalties to any Government Agency), caveat or other encumbrance, and includes any agreement to grant or create any of the foregoing or allow them to exist.

Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 52 Term Meaning End Date GH 8 months after the date of this deed, or such other date as agreed in writing by the parties. Exclusivity Period the period from and including the date of this deed to the earlier of: 1 the date of termination of this deed; 2 the End Date; and 3 the Effective Date. Fairly Disclosed a reference to ‘Fairly Disclosed’ means disclosed to GHPL or any of its Related Persons, to a sufficient extent, and in sufficient detail, so as to enable a reasonable bidder (or one of its Related Persons) experienced in transactions similar to the Transaction and experienced in a business similar to any business conducted by the Gold Road Group, to identify the nature and scope of the relevant matter, event or circumstance (including, in each case, that the potential financial effect of the relevant matter, event or circumstance was reasonably ascertainable from the information disclosed). Financial Adviser any financial adviser retained by a party in relation to the Transaction or a Competing Proposal from time to time. Financial Indebtedness any debt or other monetary liability (whether actual or contingent) in respect of monies borrowed or raised or any financial accommodation including under or in respect of any: 1 bill, bond, debenture, note or similar instrument; 2 acceptance, endorsement or discounting arrangement; 3 guarantee; 4 finance or capital lease; 5 agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service; or 6 obligation to deliver goods or provide services paid for in advance by any financier. First Court Date the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard. GHPL Information information regarding the Gold Fields Group provided by GHPL to Gold Road in writing for inclusion in the Scheme Booklet, being: Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 53 Term Meaning 1 any letter from Gold Fields’ Chairman; 2 information about GHPL, other Gold Fields Group Members, the businesses of the Gold Fields Group, GHPL’s interests and dealings in Gold Road Shares, GHPL’s intentions for Gold Road and Gold Road’s employees, and funding for the Scheme; and 3 any other information required under the Corporations Act, Corporations Regulations or RG 60 to enable the Scheme Booklet to be prepared that the parties agree is ‘GHPL Information’ and that is identified in the Scheme Booklet as such. For the avoidance of doubt, the GHPL Information excludes the Gold Road Information and the Independent Expert’s Report, and any description of the taxation effect of the Transaction on Scheme Shareholders prepared by an external adviser to Gold Road. GHPL Representations and Warranties the representations and warranties of GHPL set out in Schedule 2. Gold Fields Gold Fields Limited Reg. 1968/004880/06. Gold Fields Group Gold Fields and each of its Subsidiaries, and a reference to a Gold Fields Group Member or a member of the Gold Fields Group is to Gold Fields or any of its Subsidiaries. Gold Fields Indemnified Parties Gold Fields, its Subsidiaries and their respective directors, officers and employees. Gold Road Board the board of directors of Gold Road and a Gold Road Board Member means any director of Gold Road comprising part of the Gold Road Board. Gold Road Consolidated Tax Group the consolidated group of which Gold Road is the head company (where ‘consolidated group’ and ‘head company’ have the same meaning as in the Tax Act). Gold Road Group Gold Road and each of its Subsidiaries, and a reference to a Gold Road Group Member or a member of the Gold Road Group is to Gold Road or any of its Subsidiaries. Gold Road Indemnified Parties Gold Road, its Subsidiaries and their respective directors, officers and employees. Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 54 Term Meaning Gold Road Information information regarding the Gold Road Group prepared by Gold Road for inclusion in the Scheme Booklet that explains the effect of the Scheme and sets out the information prescribed by the Corporations Act and the Corporations Regulations, and any other information that is material to the making of a decision by Gold Road Shareholders whether or not to vote in favour of the Scheme, being information that is within the knowledge of each of the Gold Road Board Members, which for the avoidance of doubt comprises the entirety of the Scheme Booklet (and any information provided by Gold Road to GHPL, or obtained by GHPL from an announcement made by Gold Road to ASX or from a publicly available document lodged by it with ASIC, or which would be disclosed in a search of ASIC records or ASX announcements in relation to Gold Road or a Subsidiary of Gold Road (as relevant)), but does not include the GHPL Information, the Independent Expert's Report or any description of the taxation effect of the Transaction on Scheme Shareholders prepared by an external adviser to Gold Road. Gold Road Material Adverse Change an event, change, condition, matter, circumstance or thing occurring before, on or after the date of this deed (each a Specified Event) which, whether individually or when aggregated with all such events, changes, conditions, matters, circumstances or things that have occurred or are reasonably likely to occur, has had or would be considered reasonably likely to have: 1 a material adverse effect on the business, assets, liabilities, financial or trading position, profitability or prospects of the Gold Road Group taken as a whole; or 2 without limiting the generality of paragraph 1 above, the effect of a diminution in the value of the consolidated net assets of the Gold Road Group (exclusive of the NST Holding), taken as a whole, by at least 10% against what it would reasonably have been expected to have been but for such Specified Event, other than those events, changes, conditions, matters, circumstances or things: 3 required or permitted by this deed, the Scheme or the transactions contemplated by either; 4 that are Fairly Disclosed in the Disclosure Materials; 5 that were actually known to GHPL prior to the date of this deed (which does not include knowledge of the generic risk of the relevant event, change, condition, matter, circumstance or thing occurring, but does include knowledge of a specific risk of the relevant event, change, condition, matter, circumstance or thing occurring); 6 agreed to in writing by GHPL; 7 arising as a result of any act or omission of GHPL (or any member of the Gold Fields Group) in its capacity as “Manager” under the Joint Venture Agreement; 8 arising as a result of any generally applicable change in law (including subordinate legislation) or governmental policy; Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 55 Term Meaning 9 arising from changes in economic or business conditions that impact on Gold Road and its competitors in a similar manner (including material adverse changes or major disruptions to, or fluctuations in, domestic or international financial markets); 10 arising from an act of terrorism, war (whether or not declared), epidemic, or pandemic or the like; or 11 that Gold Road Fairly Disclosed in an announcement made by Gold Road to ASX, or a publicly available document lodged by it with ASIC, in the 12 month period prior to the date of this deed; or 12 which relate to the value of the NST Holding, and when determining whether a Gold Road Material Adverse Change has occurred, taking into account any amounts which are recoverable, or would reasonably be likely to be recoverable, under the Gold Road Group’s insurance policies. Gold Road Performance Rights a right issued by Gold Road pursuant to the terms of the Gold Road Performance Rights Plan which entitles the holder to an unissued Gold Road Share, subject to the terms of the right. Gold Road Performance Rights Plan the Gold Road Resources Limited Employee Incentive Plan approved by Gold Road Shareholders on 18 May 2023. Gold Road Prescribed Occurrence other than as: 1 required or permitted by this deed, the Scheme or the transactions contemplated by either; 2 Fairly Disclosed in the Disclosure Materials; 3 agreed to in writing by GHPL; or 4 Fairly Disclosed by Gold Road in an announcement made by Gold Road to ASX, or a publicly available document lodged by it with ASIC, in the 12-month period prior to the date of this deed, the occurrence of any of the following on or after the date of this deed: 5 Gold Road converting all or any of its shares into a larger or smaller number of shares; 6 a member of the Gold Road Group resolving to reduce its share capital in any way; 7 a member of the Gold Road Group: • entering into a buy-back agreement; or • resolving to approve the terms of a buy-back agreement under the Corporations Act;

Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 56 Term Meaning 8 a member of the Gold Road Group issuing shares, or granting an option over its shares, or agreeing to make such an issue or grant such an option, other than: • to a directly or indirectly wholly-owned Subsidiary of Gold Road; • the issue of Performance Rights the subject of Gold Road Shareholder approval to be sought at Gold Road’s annual general meeting on 16 May 2025; or • the issue of shares upon the vesting and/or exercise of Gold Road Performance Rights; 9 a member of the Gold Road Group issuing or agreeing to issue securities convertible into shares; 10 a member of the Gold Road Group disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property; 11 a member of the Gold Road Group granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property; or 12 an Insolvency Event occurs in relation to a member of the Gold Road Group. Gold Road Regulated Event other than as: 1 required or permitted by this deed, the Scheme or the transactions contemplated by either; 2 Fairly Disclosed in the Disclosure Materials; 3 agreed to in writing by GHPL; 4 Fairly Disclosed by Gold Road in an announcement made by Gold Road to ASX, or a publicly available document lodged by it with ASIC, in the 12-month period prior to the date of this deed; or 5 as required pursuant to its obligations under the Joint Venture Agreement (including any cash calls in accordance with the terms of that agreement), the occurrence of any of the following on or after the date of this deed: 6 a Gold Road Group Member reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its shares; 7 a Gold Road Group Member acquiring or disposing of, or entering into or announcing any agreement for the acquisition or disposal of, any asset or business, or entering into any corporate transaction, which would or would reasonably be likely to involve a material change in: • the manner in which the Gold Road Group conducts its business; Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 57 Term Meaning • the nature (including balance sheet classification), extent or value of the assets of the Gold Road Group; or • the nature (including balance sheet classification), extent or value of the liabilities of the Gold Road Group; 8 GHPL becoming aware that the Gold Road Representation and Warranty in paragraph (j) of Schedule 3 is inaccurate; 9 Gold Road announcing, making, declaring, paying or distributing any dividend, bonus or other share of its profits or assets or returning or agreeing to return any capital to its members (whether in cash or in specie) (other than, for the avoidance of doubt, Gold Road announcing, making, declaring, paying or distributing the Special Dividend in accordance with clause 4.5); 10 Gold Road amending the terms of the Gold Road Performance Rights Plan; 11 a member of the Gold Road Group making any change to its constitution; 12 a member of the Gold Road Group commencing business activities not already carried out as at the date of this deed, whether by way of acquisition or otherwise; 13 a member of the Gold Road Group: • acquiring, leasing or disposing of; • agreeing, offering or proposing to acquire, lease or dispose of; or • announcing or proposing a bid, or tendering, for, any business, assets, entity or undertaking, the value of which exceeds $7,500,000 (individually or in aggregate); 14 a member of the Gold Road Group entering into a contract or commitment restraining a member of the Gold Road Group from competing with any person or conducting activities in any market; 15 other than drawing down on its existing debt facilities in order to fund payment of the Special Dividend (or a portion thereof), a member of the Gold Road Group: • entering into any contract or commitment (including in respect of Financial Indebtedness and including in respect of any new or renewed service or supply contract): – requiring payments by the Gold Road Group in excess of $500,000 (individually or in aggregate) other than any payment required by law; or – which has a term or renewed term of more than 12 months; • without limiting the foregoing, (i) agreeing to incur or incurring capital expenditure of more than $7,500,000 (individually or in aggregate) or (ii) incurring any Financial Indebtedness of an amount in excess of $7,500,000 (individually or in aggregate); Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 58 Term Meaning • waiving any material third party default where the financial impact on the Gold Road Group will be in excess of $7,500,000 (individually or in aggregate); or • accepting as a compromise of a matter less than the full compensation due to a member of the Gold Road Group where the financial impact of the compromise on the Gold Road Group is more than $7,500,000 (individually or in aggregate); 16 a member of the Gold Road Group providing financial accommodation other than to members of the Gold Road Group (irrespective of what form of Financial Indebtedness that accommodation takes) in excess of $7,500,000 (individually or in aggregate); 17 a member of the Gold Road Group entering into any agreement, arrangement or transaction with respect to derivative instruments (including, but not limited to, swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments; 18 a member of the Gold Road Group being party to, bound by or subject to a Relevant Material Contract, unless before 8.00am on the Second Court Date: • each relevant party to the Relevant Material Contract provides Gold Road in writing a binding, irrevocable and unconditional waiver or release of its rights under the Material Contract that makes that contract a Relevant Material Contract (Relevant Release); and • the Relevant Release is not varied, revoked or qualified, and between the date of this deed and the 8.00am on the Second Court Date no party to any Material Contract (other than a Gold Fields Group Member), or a Related Body Corporate, Associate or affiliate of such a party, makes a statement to the effect that a Relevant Material Contract exists, unless the two foregoing bullets are satisfied before 8.00am on the Second Court Date; 19 other than the issue of Performance Rights subject to Gold Road Shareholder approval to be sought at Gold Road’s annual general meeting on 16 May 2025, a member of the Gold Road Group entering into, or resolving to enter into, a transaction with any related party of Gold Road (other than a related party which is a member of the Gold Road Group), as defined in section 228 of the Corporations Act; 20 a member of the Gold Road Group entering into or materially altering, varying or amending any employment, consulting, severance or similar agreement or arrangement with one or more of its officers, directors, other executives or employees, or accelerating or otherwise materially increasing compensation or benefits for any of the above, in each case other than pursuant to: • contractual arrangements in effect on the date of this deed and which are contained in the Disclosure Materials; or Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 59 Term Meaning • Gold Road’s policies and guidelines in effect on the date of this deed and which are contained in the Disclosure Materials, provided that the aggregate of all increases in compensation or benefits is no greater than $2,000,000; 21 a member of the Gold Road Group paying any of its officers, directors, other executives or employees a termination or retention payment, other than in accordance with contractual arrangements in effect on the date of this deed and which are contained in the Disclosure Materials; 22 a member of the Gold Road Group entering into any enterprise bargaining agreement other than in the ordinary course of business or pursuant to contractual arrangements in effect on the date of this deed and which are contained in the Disclosure Materials; 23 a member of the Gold Road Group entering into or amending in any material respect any agreement or arrangement relating to native title or access arrangements with regards to the Gold Road Tenements; 24 a member of the Gold Road Group: • amending in any material respect any agreement or arrangement with a Financial Adviser, or entering into an agreement or arrangement with a new Financial Adviser in respect of the Transaction or entering into a new agreement or arrangement with an existing Financial Adviser for the provision of services in respect of the Transaction or a Competing Proposal; or • other than the payment by Gold Road of any amount in accordance with the engagement terms with Financial Advisers disclosed in the Disclosure Materials, paying or agreeing to pay any discretionary incentive fee to any Financial Adviser or other professional adviser for the provision of services in respect of the Transaction or a Competing Proposal under any new or existing agreement or arrangement; 25 a member of the Gold Road Group changing any accounting policy applied by them to report their financial position other than any change in policy required by a change in accounting standards; or 26 a member of the Gold Road Group doing anything that would result in a change in the Gold Road Consolidated Tax Group. Gold Road Registry Computershare Investor Services Pty Ltd. Gold Road Representations and Warranties the representations and warranties of Gold Road set out in Schedule 3, as each is qualified by clause 7.5.

Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 60 Term Meaning Gold Road Royalty the royalty referred to in the "Royalty Deed — Net Smelter Royalty — Gruyere Project" dated 6 November 2016. Gold Road Share a fully paid ordinary share in the capital of Gold Road. Gold Road Shareholder each person who is registered as the holder of a Gold Road Share in the Gold Road Share Register. Gold Road Share Register the register of members of Gold Road maintained in accordance with the Corporations Act. Gold Road Tenements the tenements described in Schedule 5. Government Agency any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any State, and any other federal, state, provincial, or local government, whether foreign or Australian. Gruyere Project the Gruyere Gold Mine in Western Australia the subject of the Joint Venture Agreement. Implementation Date the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as the parties agree in writing. Independent Expert the independent expert in respect of the Scheme appointed by Gold Road. Independent Expert’s Report means the report to be issued by the Independent Expert in connection with the Scheme (including any update or supplementary report), setting out the Independent Expert’s opinion whether or not the Transaction is in the best interest of Gold Road Shareholders and the reasons for holding that opinion. Insolvency Event means, in relation to an entity: 1 the entity resolving that it be wound up or a court making an order for the winding up or dissolution of the entity; 2 a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other insolvency official being Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 61 Term Meaning appointed to the entity or in relation to the whole, or a substantial part, of its assets; 3 the entity executing a deed of company arrangement; 4 the entity ceases, or threatens to cease to, carry on substantially all the business conducted by it as at the date of this deed; 5 the entity is or becomes unable to pay its debts when they fall due within the meaning of the Corporations Act (or, if appropriate, legislation of its place of incorporation); or 6 the entity being deregistered as a company or otherwise dissolved. Joint Venture Agreement the joint venture agreement between Gold Road, Gruyere Mining Company Pty Ltd, Gold Road (Gruyere) Pty Ltd, Gruyere Management Pty Ltd and Gold Fields Australia Pty Ltd dated 6 December 2016, as amended, restated and assigned on 12 December 2017. Listed Portfolio Investments each of the following listed companies (or managed investment schemes) in which the Gold Road Group holds securities in (and for the avoidance of doubt, excluding the NST Holding): 1 56,541,384 fully paid ordinary shares in Yandal Resources Limited ABN 86 108 753 608; 2 30,480,662 fully paid ordinary shares in Iceni Gold Limited ABN 98 639 626 949; and 3 1,341,200 fully paid ordinary shares in Premier1 Lithium Limited ABN 16 637 198 531. Listing Rules the official listing rules of ASX. Material Contract 1 the Syndicated Facility Agreement dated 28 May 2024 between Gold Road and National Australia Bank Limited (as amended by the Amending Deed – Gold Road Syndicated Facility Agreement dated 2 May 2025); 2 Deed of Agreement regarding Gold Road’s Exploratory and Ancillary Tenure on Yilka Country and Related Matters dated 23 December 2022 between Gold Road, Yilka Talintji Aboriginal Corporation RNTBC, Gold Road (North Yamarna) ty Ltd and Gold Road (South Yamarna) Pty Ltd; 3 the Joint Venture Agreement; 4 the Royalty Deed - Net Smelter Royalty - Gruyere Project dated 6 November 2016; 5 Deed of Amendment, Restatement and Assignment – Regional Co-operation Arrangement dated 12 December 2017; Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 62 Term Meaning 6 the Refining Agreement (Reference: REFM-027-2018) between Gold Corporation and Gruyere Management Pty Ltd; 7 the Quotation for Technical Services (Quote Number: 1038899- A3) from ALS Geochemistry dated 24 February 2025; 8 the Master Services Agreement (Contract Number: GOR2024TD) dated 12 March 2024 between Gold Road and Topdrill Pty Ltd; and 9 the Lease in respect of Level 2, Colin Street, West Perth dated August 2016 between Gold Road and Alsanto Nominees Pty Ltd as trustee for the Monaco Family Trust, Silvia Monaco and Marina Monaco (as varied and extended on 26 June 2019, 15 March 2021 and 9 May 2023). NST Northern Star Resources Limited ABN 43 092 832 892. NST Holding all of the shares in NST to be acquired by the Gold Road Group upon implementation of the De Grey Mining Scheme, which is expected to be approximately 49,258,234 ordinary shares in NST. NST Holding Value the value of the NST Holding on the Effective Date, with the value of such shareholding to be determined as follows: 1 by calculating the 5 day VWAP of the NST shares on the Effective Date; and 2 the VWAP will be calculated as the daily volume weighted average price of ordinary shares in NST as traded on ASX during the 5 trading days immediately prior to the Effective Date, but excluding any ‘Crossing’ transacted outside the ‘Open Session State’ or any ‘Special Crossing’ transacted at any time, each as defined in the Operating Rules, or any overseas trades or trades pursuant to the exercise of options over the relevant shares. Operating Rules the official operating rules of ASX. RG 60 Regulatory Guide 60 issued by ASIC in September 2020. Registered Address in relation to a Gold Road Shareholder, the address shown in the Gold Road Share Register as at the Scheme Record Date. Regulator’s Draft the draft of the Scheme Booklet in a form which is agreed to between the parties and that is provided to ASIC for approval pursuant to subsection 411(2) of the Corporations Act. Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 63 Term Meaning Regulatory Approval a clearance, waiver, ruling, approval, relief, confirmation, exemption, consent or declaration set out in clause 3.1(a). Reimbursement Fee $37,100,000. Related Bodies Corporate has the meaning set out in section 50 of the Corporations Act. Related Person 1 in respect of a party or its Related Bodies Corporate, each director, officer, employee, adviser, agent or representative of that party or Related Body Corporate; and 2 in respect of a Financial Adviser, each director, officer, employee or contractor of that Financial Adviser. Relevant Interest has the meaning given in sections 608 and 609 of the Corporations Act. Relevant Material Contract means a Material Contract (which one or more members of the Gold Road Group are a party to or a beneficiary under) under which any party (other than a member of the Gold Road Group) to such Material Contract has the right (Relevant Right) to: 1 terminate, cancel or rescind that Material Contract or any party of it; 1 vary, amend or modify that Material Contract in a material respect; 2 exercise, enforce or accelerate any right under that Material Contract (including rights of pre-emption); or 3 benefit from the operation of a provision which automatically terminates, varies, amends or modifies that Material Contract, (including where that Relevant Right is subject to: (x) the satisfaction or failure of a contingency or condition; or (y) one or more of the Conditions Precedent being satisfied or waived; or (z) the effluxion of time) as a direct or indirect result of: 4 a Gold Fields Group Member entering into this deed; 5 a Gold Road Group Member performing its obligations under this deed; 6 any public announcement or public disclosure of the Transaction; 7 a Gold Fields Group Member acquiring, or acquiring a Relevant Interest in, any Gold Road Shares; 8 a Gold Fields Group Member acquiring control of Gold Road;

Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 64 Term Meaning 9 a Gold Fields Group Member implementing or seeking to implement any of its intentions for Gold Road as described in the Scheme Booklet; or 10 any Gold Road Board Member supporting the Scheme or making a recommendation that Gold Road Shareholders vote in favour of the Scheme. Right to Use includes any easement, restrictive covenant, lease or licence to use, access, explore or occupy. Scheme the scheme of arrangement under Part 5.1 of the Corporations Act between Gold Road and the Scheme Shareholders, the form of which is attached as Attachment 2, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by GHPL and Gold Road. Scheme Booklet the scheme booklet to be prepared by Gold Road in respect of the Transaction in accordance with the terms of this deed (including clause 5.2(a)) in a form agreed between the parties (acting reasonably) to be despatched to the Gold Road Shareholders and which must include or be accompanied by: 1 a copy of the Scheme; 2 an explanatory statement complying with the requirements of the Corporations Act, the Corporations Regulations and RG 60; 3 the Independent Expert’s Report; 4 a copy or summary of this deed; 5 a copy of the executed Deed Poll; 6 a notice of meeting; and 7 a proxy form. Scheme Consideration the consideration to be provided by GHPL to each Scheme Shareholder for the transfer to GHPL of each Scheme Share, being for each Gold Road Share held by a Scheme Shareholder as at the Scheme Record Date: 1 an amount equal to A$2.52 per Gold Road Share; plus 2 an amount equal to each Scheme Shareholders’ pro rata proportion of the NST Holding Value. Scheme Meeting the meeting of Gold Road Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on the Scheme and includes any meeting Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 65 Term Meaning convened following any adjournment or postponement of that meeting. Scheme Record Date 7.00pm on the fifth Business Day after the Effective Date or such other time and date as the parties agree in writing. Scheme Shares all Gold Road Shares held by the Scheme Shareholders as at the Scheme Record Date. Scheme Shareholder a holder of Gold Road Shares recorded in the Gold Road Share Register as at the Scheme Record Date. Second Court Date the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard. Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth). Special Dividend has the meaning given in clause 4.5(b). Specified Individual Duncan Gibbs and John Mullumby. Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Act, provided that an entity will also be taken to be a Subsidiary of another entity if it is controlled by that entity (as 'control' is defined in section 50AA of the Corporations Act) and, without limitation: 1 a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and 2 an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation. Superior Proposal a bona fide Competing Proposal: 1 of the kind referred to in any of paragraphs 2, 3, 4 or 5 of the definition of Competing Proposal; and 2 not resulting from a breach by Gold Road of any of its obligations under clause 11 of this deed (it being understood that any actions by the Related Persons of Gold Road not Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 66 Term Meaning permitted by clause 11 will be deemed to be a breach by Gold Road for the purposes hereof), that the Gold Road Board, acting in good faith, and after receiving written legal advice from its external legal advisers and written financial advice from its Financial Adviser, determines: 3 is reasonably capable of being valued and completed in a reasonable timeframe; and 4 would, if completed substantially in accordance with its terms, be more favourable to Gold Road Shareholders (as a whole) than the Transaction (and, if applicable, than the Transaction as amended or varied following application of the matching right set out in clause 11.5), in each case taking into account all terms and conditions and other aspects of the Competing Proposal (including any timing considerations, any conditions precedent, the identity of the proponent or other matters affecting the probability of the Competing Proposal being completed) and of the Transaction. Takeovers Panel the Australian Takeovers Panel. Tax Act the Income Tax Assessment Act 1997 (Cth). Third Party a person other than GHPL, its Related Bodies Corporate and its other Associates. Timetable the indicative timetable for the implementation of the Transaction set out in Attachment 1. Transaction the acquisition of the Scheme Shares by GHPL through implementation of the Scheme in accordance with the terms of this deed. Traditional Owners any indigenous person or traditional owner that has an interest in the land the subject of the Gold Road Tenements, including the Yilka People and the Cosmo Newberry Aboriginal Corporation. 2 Interpretation 2.1 Interpretation In this deed: Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 67 (a) headings and bold type are for convenience only and do not affect the interpretation of this deed; (b) the singular includes the plural and the plural includes the singular; (c) words of any gender include all genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning; (e) a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency, as well as an individual; (f) a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to this deed; (g) a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them (whether passed by the same or another Government Agency with legal power to do so); (h) a reference to a document (including this deed) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to ‘$’, ‘A$’ or ‘dollar’ is to the lawful currency of Australia; (j) a reference to any time is, unless otherwise indicated, a reference to that time in Perth, Western Australia; (k) a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1.1 of this Schedule 1, has the same meaning when used in this deed; (l) a reference to a party to a document includes that party’s successors and permitted assignees; (m) no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision; (n) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally; (o) a reference to a body (including an institute, association or authority), other than a party to this deed, whether statutory or not: (1) which ceases to exist; or (2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions; (p) a reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing; (q) a reference to liquidation or insolvency includes appointment of an administrator, a reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, bankruptcy, or a scheme, compromise or arrangement with creditors (other than solely with holders of securities or derivatives), or any similar procedure or, where applicable, changes in the constitution of any partnership or Third Party, or death;

Schedule 1 Definitions and interpretation 2064284080 Scheme Implementation Deed page 68 (r) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; (s) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; (t) if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; (u) a reference to the Listing Rules and the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party; and (v) a reference to something being “reasonably likely” (or to a similar expression) is a reference to that thing being more likely than not to occur when assessed objectively. 2.2 Interpretation of inclusive expressions Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included. 2.3 Business Day Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day. 2.4 Listing requirements included as law A listing rule or business rule of a securities exchange will be regarded as a law, and a reference to such a rule is to be taken to be subject to any waiver or exemption granted to a party. 2.5 Obligation to use best or reasonable endeavours A reference to a party using or obligation on a party to use its best endeavours or reasonable endeavours or all reasonable endeavours does not oblige that party to: (a) pay money: (1) in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including costs of advisers, to procure the relevant thing); or (2) in circumstances that are commercially onerous or unreasonable in the context of this deed; (b) provide other valuable consideration to or for the benefit of any person; or (c) agree to commercially onerous or unreasonable conditions. 2064284080 Scheme Implementation Deed page 69 Schedule 2 GHPL Representations and Warranties GHPL represents and warrants to Gold Road (in its own right and separately as trustee or nominee for each of the other Gold Road Indemnified Parties) that: (a) GHPL Information: the GHPL Information provided for inclusion in the Scheme Booklet, as at the date the Scheme Booklet is despatched to Gold Road Shareholders, will be accurate in all material respects and will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion being honestly held and formed on a reasonable basis), including by way of omission from that statement; (b) basis of GHPL Information: the GHPL Information: (1) will be provided to Gold Road in good faith and on the understanding that Gold Road and each other Gold Road Indemnified Party will rely on that information for the purposes of preparing the Scheme Booklet and determining to proceed with the Transaction; and (2) will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60, applicable Takeovers Panel guidance notes and the Listing Rules, and all information provided by or on behalf of GHPL to the Independent Expert will be prepared and provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report; (c) new information: it will, as a continuing obligation, provide to Gold Road all further or new information which arises after the Scheme Booklet has been despatched to Gold Road Shareholders until the date of the Scheme Meeting which is necessary to ensure that the GHPL Information is not misleading or deceptive (including by way of omission); (d) validly existing: it is a validly existing corporation registered under the laws of its place of incorporation; (e) authority: the execution and delivery of this deed by GHPL has been properly authorised by all necessary corporate action of GHPL, and GHPL has taken or will take all necessary corporate action to authorise the performance of this deed and the transactions contemplated by this deed; (f) power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed and to carry out the transactions contemplated by this deed; (g) no default: neither this deed nor the carrying out by GHPL of the transactions contemplated by this deed does or will conflict with or result in the breach of or a default under: (1) any provision of GHPL’s constitution; or (2) any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other Gold Fields Group Member is bound, Schedule 2 GHPL Representations and Warranties 2064284080 Scheme Implementation Deed page 70 and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed; (h) deed binding: this deed is a valid and binding obligation of GHPL, enforceable in accordance with its terms; (i) Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or another Gold Fields Group Member, nor has any regulatory action of any nature of which it is aware been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this deed, under the Deed Poll or under the Scheme; and (j) Reasonable basis: as at the date of this deed, GHPL has a reasonable basis to expect that it will have sufficient financing to satisfy its obligations to provide the Scheme Consideration in accordance with the terms of this deed, the Scheme and the Deed Poll; and (k) Financing: at 8.00am on the Second Court Date and on the Implementation Date, GHPL will have sufficient financing available to it on an unconditional basis (other than, in respect of the Second Court Date only, any conditions relating to the approval of the Scheme by the Court, or procedural or documentary matters which can only be satisfied or performed after the Second Court Date) to enable GHPL to satisfy its obligations to provide the Scheme Consideration in accordance with the terms of this deed, the Scheme and the Deed Poll. 2064284080 Scheme Implementation Deed page 71 Schedule 3 Gold Road Representations and Warranties Gold Road represents and warrants to GHPL (in its own right and separately as trustee or nominee for each of the other Gold Fields Indemnified Parties) that: (a) Gold Road Information: the Gold Road Information contained in the Scheme Booklet, as at the date the Scheme Booklet is despatched to Gold Road Shareholders, will be accurate in all material respects and will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion being honestly held and formed on a reasonable basis), including by way of omission from that statement; (b) basis of Gold Road Information: the Gold Road Information: (1) will be prepared and included in the Scheme Booklet in good faith and on the understanding that GHPL and each other Gold Fields Indemnified Party will rely on that information for the purposes of determining to proceed with the Transaction and considering and approving the GHPL Information; and (2) will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60, applicable Takeovers Panel guidance notes and the Listing Rules, and all information provided by or on behalf of Gold Road to the Independent Expert will be prepared and provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report; (c) new information: it will, as a continuing obligation (but in respect of the GHPL Information, only to the extent that GHPL provides Gold Road with updates to the GHPL Information), ensure that the Scheme Booklet is updated or supplemented to include all further or new information which arises after the Scheme Booklet has been despatched to Gold Road Shareholders until the date of the Scheme Meeting which is necessary to ensure that the Scheme Booklet is not misleading or deceptive (including by way of omission); (d) validly existing: each member of the Gold Road Group is a validly existing corporation registered under the laws of its place of incorporation; (e) authority: the execution and delivery of this deed by Gold Road has been properly authorised by all necessary corporate action of Gold Road, and Gold Road has taken or will take all necessary corporate action to authorise the performance of this deed and the transactions contemplated by this deed; (f) power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed and to carry out the transactions contemplated by this deed; (g) no default: neither this deed nor the carrying out by Gold Road of the transactions contemplated by this deed does or will conflict with or result in the breach of or a default under: (1) any provision of Gold Road’s constitution; or

Schedule 3 Gold Road Representations and Warranties 2064284080 Scheme Implementation Deed page 72 (2) any material term or provision of any Material Contract (including any financing arrangements) or any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other Gold Road Group Member is bound, and it is not otherwise bound by any agreement that would prevent or restrict it from entering into or performing this deed; (h) deed binding: this deed is a valid and binding obligation of Gold Road, enforceable in accordance with its terms; (i) continuous disclosure: as at the date of this deed, Gold Road is in compliance its continuous disclosure obligations under Listing Rule 3.1 and, other than for this Transaction, it is not relying on the carve-out in Listing Rule 3.1A to withhold any material information from public disclosure; (j) capital structure: its capital structure, including all issued securities as at the date of this deed, is as set out in Schedule 4 and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into Gold Road Shares other than as set out in Schedule 4 and no Gold Road Group Member is under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any shares, options, warrants, performance rights or other securities or instruments in such Gold Road Group Member; (k) interest: the Disclosure Materials set out full details of any company, partnership, trust, joint venture (whether incorporated or unincorporated) or other enterprise in which Gold Road or another Gold Road Group Member owns or otherwise holds any interest; (l) Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or another Gold Road Group Member, nor has any regulatory action of any nature of which it is aware been taken that would reasonably be likely to prevent or materially restrict its ability to fulfil its obligations under this deed or under the Scheme; (m) compliance: each member of the Gold Road Group has complied in all material respects with all Australian and foreign laws and regulations applicable to them and orders of Australian and foreign Government Agencies having jurisdiction over them and there is no judgment, injunction, order or decree binding on any member of the Gold Road Group that constitutes or would be likely to constitute a Gold Road Material Adverse Change; (n) material licences: the Gold Road Group has all material licences, authorisations and permits necessary for it to conduct the business of the Gold Road Group as it is being conducted as at the date of this deed, and no member of the Gold Road Group: (1) is in material breach of, or default under, any such licence, authorisation or permit; or (2) has received any notice in respect of the termination, revocation, variation or non-renewal of any such licence, authorisation or permit; (o) advisers: it has provided complete and accurate information regarding fee levels in all retainers and mandates with Financial Advisers, any Competing Proposals and any other transaction where such retainer or mandate is current, or under which the Gold Road Group still has obligations; (p) Disclosure Materials: it has collated and prepared all of the Disclosure Materials in good faith for the purposes of a limited due diligence process in accordance with the due diligence request list that was attached to Gold Fields’ Schedule 3 Gold Road Representations and Warranties 2064284080 Scheme Implementation Deed page 73 non-binding indicated offer to Gold Road the subject of the Gold Fields announcement on 24 March 2025 (and any subsequent requests for information) and in this context, as far as Gold Road is aware: (1) the Disclosure Materials have been collated with all reasonable care and skill; (2) the information contained in the Disclosure Materials is accurate in all material respects; (3) the Disclosure Materials do not include information that is misleading in any material respect; and (4) other than in relation to the Gruyere Project, no information has been omitted from the Disclosure Materials that, in Gold Road’s reasonable opinion, would render the Disclosure Materials misleading in any material respect; (q) all information: it is not aware of any information relating to the Gold Road Group or its respective businesses or operations (having made reasonable enquiries) as at the date of this deed that has or could reasonably be expected to give rise to a Gold Road Material Adverse Change that has not been disclosed in an announcement by Gold Road to ASX or in the Disclosure Materials; (r) not misleading: all information it has provided or will provide to the Independent Expert, as contemplated by clause 5.2(r) or otherwise, or to GHPL, is accurate and not misleading in all material respects, and it has not omitted any information required to make the information provided to the Independent Expert or GHPL not misleading in any material respect; (s) no contravention of Corporations Act or Listing Rules: neither ASIC nor ASX has made a determination against any member of the Gold Road Group for any contravention of the requirements of the Corporations Act or the Listing Rules or any rules, regulations or regulatory guides under the Corporations Act or the Listing Rules and, as far as Gold Road is aware, no event has occurred which reasonably could or would reasonably be likely to result in such a determination being made; (t) litigation: there are no current material actions, suits, arbitrations or legal or administrative proceedings against any member of the Gold Road Group and, as far as Gold Road is aware: (1) there are no (i) current, pending or threatened material claims, disputes or demands, or (ii) pending or threatened material actions, suits, arbitrations or legal or administrative proceedings, in each case against any member of the Gold Road Group; and (2) no member of the Gold Road Group is the specific focus of any material formal investigation by a Government Agency (not being an industry-wide investigation); (u) encumbrances: as at the date of this deed and other than any Security Interest disclosed in the Disclosure Materials or otherwise available from public searches, there is no Security Interest over all or any of the Gold Road Group’s present or future assets or revenues; (v) no Gold Road Material Adverse Change: immediately prior to entry into this deed, no Gold Road Material Adverse Change has occurred; (w) Material Contracts: as far as Gold Road is aware as at the date of this deed, no member of the Gold Road Group is in material default under a Material Contract to which it is a party, and nothing has occurred which is (or would be Schedule 3 Gold Road Representations and Warranties 2064284080 Scheme Implementation Deed page 74 following the giving of notice or the lapse of time) an event of default or would give another party a termination right or right to accelerate any material right or obligation under any Material Contract; (x) financial statements: as far as Gold Road is aware as at the date of this deed, there has not been any event, change, effect or development that would require Gold Road to restate Gold Road’s financial statements as disclosed to ASX, and Gold Road’s financial statements for the financial year ended 31 December 2024: (1) comply with applicable statutory requirements and were prepared in accordance with the Corporations Act, the Accounting Standards and all other applicable laws and regulations; and (2) give a true and fair view of the financial position and the assets and liabilities of the Gold Road Group; and (y) change of control: other than as Fairly Disclosed, there are no Material Contracts or material leases to which a member of the Gold Road Group is a party which contain any change of control provisions that will be triggered by implementation of the Transaction. 2064284080 Scheme Implementation Deed page 75 Schedule 4 Gold Road details Security Total number on issue Gold Road Shares 1,086,399,060 Gold Road Performance Rights 5,875,541 Gold Road Performance Rights to be issued after 16 May 2025 (subject to approval by Gold Road Shareholders) 563,944

Schedule 5 Gold Road Tenements

HERBERT SMITH FREEHILLS

Schedule 5

Gold Road Tenements

1 Gruyere Joint Venture

Tenement Joint Holders: Gold Road (Gruyere) Pty Ltd and Gruyere Mining Company Pty Ltd

Tenement Number	Tenement Type	Status
E 38/1964	Exploration Licence	Granted
E 38/2326	Exploration Licence	Granted
E 38/2415	Exploration Licence	Granted
M 38/435	Mining Lease	Granted
M 38/436	Mining Lease	Granted
M 38/437	Mining Lease	Granted
M 38/438	Mining Lease	Granted
M 38/439	Mining Lease	Granted
M 38/788	Mining Lease	Granted
M 38/814	Mining Lease	Granted
M 38/841	Mining Lease	Granted
M 38/1178	Mining Lease	Granted
M 38/1179	Mining Lease	Granted
M 38/1255	Mining Lease	Granted
M 38/1267	Mining Lease	Granted
M 38/1279	Mining Lease	Application
M 38/1302	Mining Lease	Application
L 38/186	Miscellaneous Licence	Granted
L 38/210	Miscellaneous Licence	Granted
L 38/227	Miscellaneous Licence	Granted
L 38/230	Miscellaneous Licence	Granted
L 38/235	Miscellaneous Licence	Granted
L 38/250	Miscellaneous Licence	Granted
L 38/251	Miscellaneous Licence	Granted
L 38/252	Miscellaneous Licence	Granted
L 38/253	Miscellaneous Licence	Granted
L 38/254	Miscellaneous Licence	Granted
L 38/255	Miscellaneous Licence	Granted

2064284080 Scheme Implementation Deed page 76

Schedule 5 Gold Road Tenements

HERBERT SMITH FREEHILLS

Tenement Number	Tenement Type	Status
L 38/256	Miscellaneous Licence	Granted
L 38/260	Miscellaneous Licence	Granted
L 38/266	Miscellaneous Licence	Granted
L 38/267	Miscellaneous Licence	Granted
L 38/268	Miscellaneous Licence	Granted
L 38/269	Miscellaneous Licence	Granted
L 38/270	Miscellaneous Licence	Granted
L 38/271	Miscellaneous Licence	Granted
L 38/272	Miscellaneous Licence	Granted
L 38/273	Miscellaneous Licence	Granted
L 38/274	Miscellaneous Licence	Granted
L 38/275	Miscellaneous Licence	Granted
L 38/276	Miscellaneous Licence	Granted
L 38/278	Miscellaneous Licence	Granted
L 38/279	Miscellaneous Licence	Granted
L 38/280	Miscellaneous Licence	Granted
L 38/281	Miscellaneous Licence	Granted
L 38/282	Miscellaneous Licence	Granted
L 38/283	Miscellaneous Licence	Granted
L 38/284	Miscellaneous Licence	Granted
L 38/285	Miscellaneous Licence	Granted
L 38/286	Miscellaneous Licence	Granted
L 38/293	Miscellaneous Licence	Granted
L 38/294	Miscellaneous Licence	Granted
L 38/295	Miscellaneous Licence	Granted
L 38/296	Miscellaneous Licence	Granted
L 38/297	Miscellaneous Licence	Granted
L 38/298	Miscellaneous Licence	Granted
L 38/299	Miscellaneous Licence	Granted
L 38/300	Miscellaneous Licence	Granted
L 38/301	Miscellaneous Licence	Granted
L 38/302	Miscellaneous Licence	Granted
L 38/303	Miscellaneous Licence	Granted
L 38/304	Miscellaneous Licence	Granted
L 38/305	Miscellaneous Licence	Granted
L 38/306	Miscellaneous Licence	Granted
L 38/307	Miscellaneous Licence	Granted
L 38/309	Miscellaneous Licence	Granted

2064284080 Scheme Implementation Deed page 77

HERBERT SMITH FREEHILLS

Schedule 5 Gold Road Tenements

Tenement Number	Tenement Type	Status
L 38/310	Miscellaneous Licence	Granted
L 38/311	Miscellaneous Licence	Granted
P 38/4196	Prospecting Licence	Granted
P 38/4197	Prospecting Licence	Granted
P 38/4401	Prospecting Licence	Granted

2 Yamarna Gold Road 100%

Tenement Holder: Gold Road (North Yamarna) Pty Ltd

Tenement Number	Tenement Type	Status
E 38/1083	Exploration Licence	Granted
E 38/1388	Exploration Licence	Granted
E 38/1858	Exploration Licence	Granted
E 38/1931	Exploration Licence	Granted
E 38/2178	Exploration Licence	Granted
E 38/2235	Exploration Licence	Granted
E 38/2249	Exploration Licence	Granted
E 38/2250	Exploration Licence	Granted
E 38/2319	Exploration Licence	Granted
E 38/2325	Exploration Licence	Granted
E 38/2356	Exploration Licence	Granted
E 38/2362	Exploration Licence	Granted
E 38/2446	Exploration Licence	Granted
E 38/2447	Exploration Licence	Granted
E 38/2735	Exploration Licence	Granted
E 38/2932	Exploration Licence	Granted
E 38/2964	Exploration Licence	Granted
E 38/2965	Exploration Licence	Granted
E 38/3041	Exploration Licence	Granted
E 38/3267	Exploration Licence	Granted
E 38/3275	Exploration Licence	Granted
E 38/3276	Exploration Licence	Granted
E 38/3285	Exploration Licence	Granted
E 38/3334	Exploration Licence	Granted
E 38/3410	Exploration Licence	Granted
E 38/3411	Exploration Licence	Granted

2064284080 Scheme Implementation Deed page 78

Schedule 5 Gold Road Tenements

HERBERT SMITH FREEHILLS

Tenement Number	Tenement Type	Status
M 38/1319	Mining Lease	Application
L 38/394	Miscellaneous Licence	Application

Tenement Holder: Gold Road (South Yamarna) Pty Ltd

Tenement Number	Tenement Type	Status
E 38/2291	Exploration Licence	Granted
E 38/2292	Exploration Licence	Granted
E 38/2293	Exploration Licence	Granted
E 38/2294	Exploration Licence	Granted
E 38/2355	Exploration Licence	Granted
E 38/2363	Exploration Licence	Granted
E 38/2531	Exploration Licence	Granted
E 38/3104	Exploration Licence	Granted
E 38/3106	Exploration Licence	Granted
E 38/3221	Exploration Licence	Granted
E 38/3223	Exploration Licence	Granted
L 38/236	Miscellaneous Licence	Granted

3 Other Projects

Tenement Holder: Abarta Laverton Pty Ltd

Tenement Number	Tenement Type	Status
E 3902269	Exploration Licence	Granted
E 3902270	Exploration Licence	Granted
E 3902271	Exploration Licence	Granted
E 3902272	Exploration Licence	Granted
E 3902273	Exploration Licence	Granted
E 3902274	Exploration Licence	Granted
E 3902275	Exploration Licence	Granted
E 3902276	Exploration Licence	Granted
E 3902302	Exploration Licence	Granted
E 3902303	Exploration Licence	Granted
E 3902304	Exploration Licence	Granted
E 3902308	Exploration Licence	Granted
E 3902309	Exploration Licence	Granted
E 3902343	Exploration Licence	Granted

2064284080 Scheme Implementation Deed page 79

HERBERT SMITH FREEHILLS

Schedule 5 Gold Road Tenements

Tenement Number	Tenement Type	Status
E 3902381	Exploration Licence	Granted
E 3902324	Exploration Licence	Application
E 3803454	Exploration Licence	Granted
E 3803854	Exploration Licence	Application

Tenement Holder: Gold Alpha Investments Pty Ltd

Tenement Number	Tenement Type	Status
EPM 28655	Exploration Licence (QLD)	Granted
EPM 28142	Exploration Licence (QLD)	Granted
EPM 28146	Exploration Licence (QLD)	Granted
EPM 28147	Exploration Licence (QLD)	Granted
EPM 28143	Exploration Licence (QLD)	Granted
EPM 28145	Exploration Licence (QLD)	Granted
EPM 28148	Exploration Licence (QLD)	Granted
EPM 28150	Exploration Licence (QLD)	Granted
EPM 28151	Exploration Licence (QLD)	Granted
EPM 28225	Exploration Licence (QLD)	Granted
EPM 28229	Exploration Licence (QLD)	Granted
EPM 28231	Exploration Licence (QLD)	Granted
EPM 28232	Exploration Licence (QLD)	Granted
EPM 28235	Exploration Licence (QLD)	Granted
E 09/2955	Exploration Licence	Granted
E 09/2953	Exploration Licence	Granted
E 09/2954	Exploration Licence	Granted
E 09/2214	Exploration Licence	Granted
E 09/2344	Exploration Licence	Granted
E 09/2345	Exploration Licence	Granted
E 39/2430	Exploration Licence	Granted
E 39/2431	Exploration Licence	Granted
E 39/2432	Exploration Licence	Granted
E 39/2530	Exploration Licence	Application
E 39/2483	Exploration Licence	Application
E 39/2484	Exploration Licence	Application
E 39/2485	Exploration Licence	Application
E 39/2486	Exploration Licence	Application
E 39/2478	Exploration Licence	Granted
E 39/2473	Exploration Licence	Granted
E 39/2474	Exploration Licence	Granted
E 39/2442	Exploration Licence	Application
E 39/2492	Exploration Licence	Application
E 39/2493	Exploration Licence	Application

2064284080 Scheme Implementation Deed page 80

Schedule 5 Gold Road Tenements

Tenement Number	Tenement Type	Status
E 38/3959	Exploration Licence	Application
E 39/2509	Exploration Licence	Application
E 38/3899	Exploration Licence	Application
E 39/2512	Exploration Licence	Application
E 31/1406	Exploration Licence	Application
E 31/1408	Exploration Licence	Application
E 39/2516	Exploration Licence	Application
E 31/1416	Exploration Licence	Application
E 38/3870	Exploration Licence	Application
E 38/3894	Exploration Licence	Application
E 39/2413	Exploration Licence	Application
E 39/2414	Exploration Licence	Application
E 39/2425	Exploration Licence	Application
E 38/3900	Exploration Licence	Application
E 38/3914	Exploration Licence	Application
E 39/2434	Exploration Licence	Application
E 39/2528	Exploration Licence	Application
E 39/2529	Exploration Licence	Application
E 39/2471	Exploration Licence	Application
E 31/1385	Exploration Licence	Application
E 31/1417	Exploration Licence	Application
E 38/3963	Exploration Licence	Application
E 39/2533	Exploration Licence	Application
E 39/2534	Exploration Licence	Application
E 39/2539	Exploration Licence	Application
E 39/2542	Exploration Licence	Application
E 39/2543	Exploration Licence	Application
E 70/6628	Exploration Licence	Granted
E 70/6629	Exploration Licence	Granted
E 47/5123	Exploration Licence	Application
E 47/5229	Exploration Licence	Application

Tenement Holder: Guyer Well Gold Pty Ltd

Tenement Number	Tenement Type	Status
E 39/1988	Exploration Licence	Granted
E 39/1999	Exploration Licence	Granted
P 39/5762	Prospecting Licence	Granted
P 39/5764	Prospecting Licence	Granted
P 39/5785	Prospecting Licence	Granted

2064284080 Scheme Implementation Deed page 81

HERBERT SMITH FREEHILLS
Schedule 5 Gold Road Tenements

Tenement Number	Tenement Type	Status
P 39/5786	Prospecting Licence	Granted

Tenement Holder: Opaleye Minerals Pty Ltd

Tenement Number	Tenement Type	Status
E 39/2245	Exploration Licence	Granted
E 39/2246	Exploration Licence	Granted

Tenement Holder: Tasex Geological Services Pty Ltd and Yandan Gold Mines Pty Ltd

Tenement Number	Tenement Type	Status
E 51/1590	Exploration Licence	Granted

Tenement Holder: Tasex Geological Services Pty Ltd

Tenement Number	Tenement Type	Status
E 51/2016	Exploration Licence	Granted

Tenement Holder: Vampyr Resources Pty Ltd

Tenement Number	Tenement Type	Status
E 39/2220	Exploration Licence	Granted
E 39/2221	Exploration Licence	Granted
E 39/2295	Exploration Licence	Granted
E 39/2296	Exploration Licence	Granted
E 39/2297	Exploration Licence	Granted
E 39/2298	Exploration Licence	Granted

Tenement Holder: Yandan Gold Mines Pty Ltd

Tenement Number	Tenement Type	Status
E 51/1729	Exploration Licence	Granted
E 51/2045	Exploration Licence	Granted
G 51/28	General Purpose Lease	Granted
L 51/84	Miscellaneous Licence	Granted
M 51/555	Mining Lease	Granted
P 51/3180	Exploration Licence	Granted
E 47/4947	Exploration Licence	Granted
E 47/3327	Exploration Licence	Granted
E 47/3328	Exploration Licence	Granted
E 47/3329	Exploration Licence	Granted
E 47/4315	Exploration Licence	Granted
E 47/4316	Exploration Licence	Granted
E 47/4958	Exploration Licence	Granted

2064284080 Scheme Implementation Deed page 82

HERBERT SMITH FREEHILLS
Schedule 5 Gold Road Tenements

Tenement Number	Tenement Type	Status
E 47/4960	Exploration Licence	Granted
E 47/4952	Exploration Licence	Granted
E 47/4957	Exploration Licence	Application
E 47/4992	Exploration Licence	Application
E 51/1725	Exploration Licence	Granted
E 51/1726	Exploration Licence	Granted
E 51/1748	Exploration Licence	Granted
E 51/1749	Exploration Licence	Granted
E 51/1750	Exploration Licence	Granted
E 51/1751	Exploration Licence	Granted
E 51/1752	Exploration Licence	Granted
E 51/1753	Exploration Licence	Granted
E 51/1897	Exploration Licence	Granted
E 51/1920	Exploration Licence	Granted
E 51/1921	Exploration Licence	Granted
E 51/2023	Exploration Licence	Granted
E 51/2060	Exploration Licence	Granted
EL 5929	Exploration Licence (SA)	Granted
EL 6030	Exploration Licence (SA)	Granted
EL 6145	Exploration Licence (SA)	Granted
EL 6302	Exploration Licence (SA)	Granted
EL 6303	Exploration Licence (SA)	Granted
EL 6436	Exploration Licence (SA)	Granted
EL 6473	Exploration Licence (SA)	Granted
EL 6474	Exploration Licence (SA)	Granted
EL 6507	Exploration Licence (SA)	Granted
EL 6583	Exploration Licence (SA)	Granted
EL 6636	Exploration Licence (SA)	Granted
EL 6686	Exploration Licence (SA)	Granted
EL 6793	Exploration Licence (SA)	Granted

2064284080 Scheme Implementation Deed page 83

HERBERT SMITH FREEHILLS

Signing page

Executed as a deed

Signed, sealed and delivered by **Gruyere Holdings Pty Ltd** by

sign here ►	/s/ Craig Bradshaw	*sign here* ►	/s/ Andrew Bywater
	Company Secretary/Director		Director
print name	Craig Bradshaw	*print name*	Andrew Bywater

Signed, sealed and delivered by **Gold Road Resources Limited** by

sign here ►	/s/ Julie Jones	*sign here* ►	/s/ Duncan Gibbs
	Company Secretary/Director		Director
print name	Julie Jones	*print name*	Duncan Gibbs

Signed sealed and delivered by **Gold Fields Holdings Company Limited** in the presence of its directors

Seal

sign here ►	/s/ Mike Fraser	*sign here* ►	/s/ Kelly Carter
	DIRECTOR		DIRECTOR
print name	MIKE FRASER	*print name*	KELLY CARTER

2064284080 Scheme Implementation Deed page 84

HERBERT SMITH FREEHILLS

Attachment 1

Indicative Timetable

Event	Date
Announcement and signing of scheme implementation deed	5 May 2025
Scheme Booklet provided to ASIC in draft	July 2025
First Court hearing	August 2025
Scheme Meeting	September 2025
Second Court hearing	September 2025
Effective Date	September 2025
Record date for Special Dividend	October 2025
Scheme Record Date	October 2025

Payment of Special Dividend	October 2025
Implementation Date	October 2025

2064284080 Scheme Implementation Deed page 1

HERBERT SMITH FREEHILLS

Attachment 2

Scheme of arrangement

2064284080 Scheme Implementation Deed page 1

HERBERT
SMITH
FREEHILLS

Scheme of Arrangement — Share Scheme

Gold Road Resources Limited

Scheme Shareholders

1 The Esplanade Perth WA 6000 Australia
GPO Box U1942 Perth WA 6845 Australia

T +61 8 9211 7777 **F** +61 8 9211 7878
herbertsmithfreehills.com

2064284287 Scheme of Arrangement - Share Scheme page 2 Scheme of arrangement — share scheme This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth) Between the parties Gold Road Gold Road Resources Limited ABN 13 109 289 527 of Level 2, 26 Colin Street, West Perth WA 6005 Scheme Shareholders Each Gold Road Shareholder as at the Scheme Record Date 1 Definitions, interpretation and scheme components 1.1 Definitions Schedule 1 contains definitions used in this Scheme. 1.2 Interpretation Schedule 1 contains interpretation rules for this Scheme. 1.3 Scheme components This Scheme includes any schedule to it. 2 Preliminary matters (a) Gold Road is a public company limited by shares, registered in Australia, and is admitted to the official list of the ASX. Gold Road Shares are quoted for trading on the ASX. (b) GHPL is a wholly owned Subsidiary of Gold Fields and is registered in Australia. Gold Fields is a company incorporated in South Africa, with its shares listed on the Johannesburg Stock Exchange and its American depositary shares listed on the New York Stock Exchange. (c) If this Scheme becomes Effective: (1) GHPL must provide the Scheme Consideration to the Scheme Shareholders in accordance with the terms of this Scheme and the Deed Poll (and the GHPL Guarantor must guarantee GHPL’s performance of those obligations); and 3 Conditions 2064284287 Scheme of Arrangement - Share Scheme page 3 (2) all the Scheme Shares, and all the rights and entitlements attaching to them as at the Implementation Date, must be transferred to GHPL, and Gold Road will enter the name of GHPL in the Share Register in respect of the Scheme Shares. (d) Gold Road and GHPL have agreed, by executing the Implementation Deed, to implement this Scheme. (e) This Scheme attributes actions to GHPL but does not itself impose an obligation on it to perform those actions. GHPL has agreed, by executing the Deed Poll, to perform the actions attributed to it under this Scheme, including the provision of the Scheme Consideration to the Scheme Shareholders (and the GHPL Guarantor has agreed, by executing the Deed Poll, to guarantee GHPL’s performance of those obligations). 3 Conditions 3.1 Conditions precedent This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent: (a) all the conditions in clause 3.1 of the Implementation Deed (other than the condition in the Implementation Deed relating to Court approval of this Scheme) having been satisfied or waived in accordance with the terms of the Implementation Deed; (b) neither the Implementation Deed nor the Deed Poll having been terminated in accordance with their terms before 8.00am on the Second Court Date; (c) approval of this Scheme by the Court under paragraph 411(4)(b) of the Corporations Act, including with any alterations made or required by the Court under subsection 411(6) of the Corporations Act and agreed to by GHPL and Gold Road; (d) such other conditions made or required by the Court under subsection 411(6) of the Corporations Act in relation to this Scheme and agreed to by GHPL and Gold Road having been satisfied or waived; and (e) the orders of the Court made under paragraph 411(4)(b) (and, if applicable, subsection 411(6)) of the Corporations Act approving this Scheme coming into effect, pursuant to subsection 411(10) of the Corporations Act on or before the End Date (or any later date Gold Road and GHPL agree in writing). 3.2 Certificate (a) Gold Road and GHPL will provide to the Court on the Second Court Date a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent in clauses 3.1(a) and 3.1(b) have been satisfied or waived. (b) The certificate referred to in clause 3.2(a) constitutes conclusive evidence that such conditions precedent were satisfied, waived or taken to be waived. 4 Scheme 2064284287 Scheme of Arrangement - Share Scheme page 4 4 Scheme 4.1 Effective Date Subject to clause 4.2 and the satisfaction of the conditions precedent in clause 3.1, this Scheme will take effect on and from the Effective Date. 4.2 End Date This Scheme will lapse and be of no further force or effect if: (a) the Effective Date does not occur on or before the End Date; or (b) the Implementation Deed or the Deed Poll is terminated in accordance with its terms, unless Gold Road and GHPL otherwise agree in writing. 5 Implementation of this Scheme 5.1 Lodgement of Court orders with ASIC If the conditions precedent set out in clause 3.1 (other than the condition precedent in clause 3.1(e)) have been satisfied or waived, Gold Road must lodge with ASIC, in accordance with subsection 411(10) of the Corporations Act, an office copy of the Court order approving this Scheme as soon as possible after the Court approves this Scheme and in any event by 5.00pm on the first Business Day after the day on which the Court approves this Scheme. 5.2 Transfer of Scheme Shares On the Implementation Date: (a) subject to the provision of the Scheme Consideration in the manner contemplated by clauses 6.1(b) and 6.1(e), the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, must be transferred to GHPL, without the need for any further act by any Scheme Shareholder (other than acts performed by Gold Road as attorney and agent for Scheme Shareholders under clause 9.5), by: (1) Gold Road delivering to GHPL a duly completed Scheme Transfer, executed on behalf of the Scheme Shareholders by Gold Road, for registration; and (2) GHPL duly executing the Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Gold Road for registration; and (b) immediately following receipt of the Scheme Transfer in accordance with clause 5.2(a)(2), but subject to the stamping of the Scheme Transfer (if required), Gold Road must enter, or procure the entry of, the name of GHPL in the Share Register in respect of all the Scheme Shares transferred to GHPL in accordance with this Scheme. 6 Scheme Consideration 2064284287 Scheme of Arrangement - Share Scheme page 5 6 Scheme Consideration 6.1 Provision of Scheme Consideration (a) GHPL must, and the GHPL Guarantor must procure that GHPL does, by no later than the Business Day before the Implementation Date, deposit, or procure the deposit, in cleared funds an amount equal to the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders (less the Withholding Amount as defined in clause 6.1(b)), into an Australian dollar denominated trust account with an ADI operated by Gold Road as trustee for the Scheme Shareholders (provided that any interest on the amounts deposited (less bank fees and other charges) will be credited to GHPL’s account). (b) If GHPL determines (acting reasonably) that it is required by law or it is required to pay an amount to a Government Agency pursuant to Subdivision 14- D of Schedule 1 to the Taxation Administration Act 1953 (Cth) ( in respect of the acquisition of the Scheme Shares from a Scheme Shareholder (a CGT Withholding Amount), GHPL is permitted to determine the amount of the CGT Withholding Amount, remit the CGT Withholding Amount to the relevant Government Agency within the time required under Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) and deduct the CGT Withholding Amount from the Scheme Consideration otherwise payable to the relevant Scheme Shareholders. The aggregate sum payable to that Scheme Shareholder shall not be increased to reflect the deduction of the CGT Withholding Amount and the net amount payable to those Scheme Shareholders to whom the CGT Withholding Amount relates shall be taken to be in full and final satisfaction of the amounts owing to those Scheme Shareholders. (c) GHPL acknowledges and agrees that it shall not pay any amounts to the Commissioner of Taxation under Subdivision 14-D with respect to a Scheme Shareholder where it receives an entity declaration from that Scheme Shareholder by no later than 5 Business Days prior to the Implementation Date, where: (1) the entity declaration is made in accordance with the requirements in section 14-225 of Subdivision 14-D and covers the Implementation Date (Entity Declaration); and (2) GHPL does not know the Entity Declaration to be false. (d) Subject to clause 6.1(f), on the Implementation Date, subject to funds having been deposited in accordance with clause 6.1(a), Gold Road must pay or procure the payment of the Scheme Consideration to each Scheme Shareholder from the trust account referred to in clause 6.1(a). (e) The obligations of Gold Road under clause 6.1(b) will be satisfied by Gold Road (in its absolute discretion, and despite any election referred to in clause 6.1(e)(1) or authority referred to in clause 6.1(e)(2) made or given by the Scheme Shareholder): (1) if a Scheme Shareholder has, before the Scheme Record Date, made a valid election in accordance with the requirements of the Gold Road Registry to receive dividend payments from Gold Road by electronic funds transfer to a bank account nominated by the Scheme Shareholder, paying, or procuring the payment of, the relevant amount in Australian currency by electronic means in accordance with that election;

6 Scheme Consideration 2064284287 Scheme of Arrangement - Share Scheme page 6 (2) paying, or procuring the payment of, the relevant amount in Australian currency by electronic means to a bank account nominated by the Scheme Shareholder by an appropriate authority from the Scheme Shareholder to Gold Road; or (3) dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian currency to the Scheme Shareholder by prepaid post to their Registered Address (as at the Scheme Record Date), such cheque being drawn in the name of the Scheme Shareholder (or in the case of joint holders, in accordance with the procedures set out in clause 6.2). (f) The Scheme Consideration payable to each Scheme Shareholder with a Registered Address in New Zealand will be paid to a bank account nominated by that Scheme Shareholder in the manner contemplated by clause 6.1(e)(1) or clause 6.1(e)(2) or other appropriate authority provided by the relevant Scheme Shareholder to Gold Road. If a Scheme Shareholder with a Registered Address in New Zealand has not nominated a bank account for receipt of payments, Gold Road may hold payment of the Scheme Consideration owed to that Scheme Shareholder until a valid bank account has been nominated by an appropriate authority from the Scheme Shareholder to Gold Road. (g) To the extent that, following satisfaction of Gold Road’s obligations under clauses 6.1(b) and 6.1(f), there is a surplus in the amount held by Gold Road as trustee for the Scheme Shareholders in the trust account referred to in that clause, that surplus may be paid by Gold Road to GHPL. 6.2 Joint holders In the case of Scheme Shares held in joint names: (a) subject to clause 6.1(e), the Scheme Consideration is payable to the joint holders and any cheque required to be sent under this Scheme will be made payable to the joint holders and sent to either, at the sole discretion of Gold Road, the holder whose name appears first in the Share Register as at the Scheme Record Date or to the joint holders; and (b) any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Gold Road, the holder whose name appears first in the Share Register as at the Scheme Record Date or to the joint holders. 6.3 Fractional entitlements Where the calculation of the Scheme Consideration to be provided to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a cent, the fractional entitlement will be rounded down to the nearest whole cent. 6.4 Unclaimed monies (a) Gold Road may cancel a cheque issued under this clause 6 if the cheque: (1) is returned to Gold Road; or (2) has not been presented for payment within six months after the date on which the cheque was sent. (b) During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Shareholder to Gold Road (or the Gold Road 7 Dealings in Gold Road Shares 2064284287 Scheme of Arrangement - Share Scheme page 7 Registry) (which request may not be made until the date which is 20 Business Days after the Implementation Date), Gold Road must reissue a cheque that was previously cancelled under this clause 6.4. (c) The Unclaimed Money Act 1990 (WA) will apply in relation to any Scheme Consideration which becomes ‘unclaimed money’ (as defined in sections 6, 8, 11 and 14 of the Unclaimed Money Act 1990 (WA)). 6.5 Orders of a court or Government Agency If written notice is given to Gold Road (or the Gold Road Registry) or GHPL (or the GHPL Registry) of an order or direction made by a court of competent jurisdiction or by another Government Agency that: (a) requires consideration to be provided to a third party (either through payment of a sum or the issuance of a security) in respect of Scheme Shares held by a particular Scheme Shareholder, which would otherwise be payable or required to be issued to that Scheme Shareholder by Gold Road in accordance with this clause 6, then Gold Road shall be entitled to procure that provision of that consideration is made in accordance with that order or direction; or (b) prevents Gold Road from providing consideration to any particular Scheme Shareholder in accordance with this clause 6, or the payment or issuance of such consideration is otherwise prohibited by applicable law, Gold Road shall be entitled to (as applicable) retain an amount, in Australian dollars, equal to the number of Scheme Shares held by that Scheme Shareholder multiplied by the Scheme Consideration until such time as provision of the Scheme Consideration in accordance with this clause 6 is permitted by that (or another) order or direction or otherwise by law. 7 Dealings in Gold Road Shares 7.1 Determination of Scheme Shareholders To establish the identity of the Scheme Shareholders, dealings in Gold Road Shares or other alterations to the Share Register will only be recognised if: (a) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Share Register as the holder of the relevant Gold Road Shares on or before the Scheme Record Date; and (b) in all other cases, registrable transfer or transmission applications in respect of those dealings, or valid requests in respect of other alterations, are received on or before the Scheme Record Date at the place where the Share Register is kept, and Gold Road must not accept for registration, nor recognise for any purpose (except a transfer to GHPL pursuant to this Scheme and any subsequent transfer by GHPL or its successors in title), any transfer or transmission application or other request received after such times, or received prior to such times but not in registrable or actionable form, as appropriate. 7.2 Register (a) Gold Road must register registrable transmission applications or transfers of the Scheme Shares that are received in accordance with clause 7.1(b) on or before 8 Quotation of Gold Road Shares 2064284287 Scheme of Arrangement - Share Scheme page 8 the Scheme Record Date provided that, for the avoidance of doubt, nothing in this clause 7.2(a) requires Gold Road to register a transfer that would result in a Gold Road Shareholder holding a parcel of Gold Road Shares that is less than a ‘marketable parcel’ (for the purposes of this clause 7.2(a) ‘marketable parcel’ has the meaning given in the Operating Rules). (b) If this Scheme becomes Effective, a holder of Scheme Shares (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any Scheme Shares or any interest in them from the Scheme Record Date otherwise than pursuant to this Scheme, and any attempt to do so will have no effect and Gold Road shall be entitled to disregard any such disposal. (c) For the purpose of determining entitlements to the Scheme Consideration, Gold Road must maintain the Share Register in accordance with the provisions of this clause 7.2 until the Scheme Consideration has been paid to the Scheme Shareholders. The Share Register in this form will solely determine entitlements to the Scheme Consideration. (d) Subject to the provision of the Scheme Consideration in the manner contemplated by clauses 6.1(b) to 6.1(f), all statements of holding for Gold Road Shares (other than statements of holding in favour of GHPL) will cease to have effect after the Scheme Record Date as documents of title in respect of those shares and, as from that date, each entry current at that date on the Share Register (other than entries on the Share Register in respect of GHPL) will cease to have effect except as evidence of entitlement to the Scheme Consideration in respect of the Gold Road Shares relating to that entry. (e) As soon as possible on or after the Scheme Record Date, and in any event by 5.00pm on the first Business Day after the Scheme Record Date, Gold Road will ensure that details of the names, Registered Addresses and holdings of Gold Road Shares for each Scheme Shareholder as shown in the Share Register are available to GHPL in the form GHPL reasonably requires. 8 Quotation of Gold Road Shares (a) Gold Road must apply to ASX to suspend trading on the ASX in Gold Road Shares with effect from the close of trading on the Effective Date. (b) On a date on or after the Implementation Date to be determined by GHPL, and only after the provision of the Scheme Consideration in the manner contemplated by clauses 6.1(b) to 6.1(f), Gold Road must apply: (1) for termination of the official quotation of Gold Road Shares on the ASX; and (2) to have itself removed from the official list of the ASX. 9 General Scheme provisions 9.1 Consent to amendments to this Scheme If the Court proposes to approve this Scheme subject to any alterations or conditions: (a) Gold Road may, by its counsel or solicitors, consent on behalf of all persons concerned to those alterations or conditions to which GHPL has consented; and 9 General Scheme provisions 2064284287 Scheme of Arrangement - Share Scheme page 9 (b) each Scheme Shareholder agrees to any such alterations or conditions which Gold Road has consented to. 9.2 Scheme Shareholders’ agreements and warranties (a) Each Scheme Shareholder: (1) agrees to the transfer of their Gold Road Shares together with all rights and entitlements attaching to those Gold Road Shares in accordance with this Scheme; (2) agrees to the variation, cancellation or modification of the rights attached to their Gold Road Shares constituted by or resulting from this Scheme; (3) agrees to, on the direction of GHPL, destroy any holding statements or share certificates relating to their Gold Road Shares; (4) who holds their Gold Road Shares in a CHESS Holding agrees to the conversion of those Gold Road Shares to an Issuer Sponsored Holding and irrevocably authorises Gold Road to do anything necessary or expedient (whether required by the Settlement Rules or otherwise) to effect or facilitate such conversion; (5) who holds their Gold Road Shares in an Issuer Sponsored Holding, agrees to complete and sign on behalf of the Scheme Shareholder any required form of transfer; (6) acknowledges and agrees that this Scheme binds Gold Road and all Scheme Shareholders (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting); and (7) consents to Gold Road and GHPL doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it. (b) Each Scheme Shareholder is taken to have warranted to Gold Road and GHPL on the Implementation Date, and appointed and authorised Gold Road as its attorney and agent to warrant to GHPL on the Implementation Date, that: (1) all their Gold Road Shares (including any rights and entitlements attaching to those shares) which are transferred under this Scheme will, at the date of transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, and that they have full power and capacity to transfer their Gold Road Shares to GHPL together with any rights and entitlements attaching to those shares; ; and (2) they have no existing right to be issued any Gold Road Shares, Gold Road options, Gold Road performance rights, Gold Road convertible notes or any other Gold Road securities, and Gold Road undertakes that it will provide such warranty to GHPL as agent and attorney of each Scheme Shareholder.

9 General Scheme provisions 2064284287 Scheme of Arrangement - Share Scheme page 10 9.3 Title to and rights in Scheme Shares (a) To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to GHPL will, at the time of transfer of them to GHPL vest in GHPL free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise and free from any restrictions on transfer of any kind. (b) Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clauses 6.1(b) and 6.1(e), GHPL will be beneficially entitled to the Scheme Shares to be transferred to it under this Scheme pending registration by Gold Road of GHPL in the Share Register as the holder of the Scheme Shares. 9.4 Appointment of sole proxy Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clauses 6.1(b) and 6.1(e), and until Gold Road registers GHPL as the holder of all Scheme Shares in the Share Register, each Scheme Shareholder: (a) is deemed to have appointed GHPL as attorney and agent (and directed GHPL in each such capacity) to appoint any director, officer, secretary or agent nominated by GHPL as its sole proxy and, where applicable or appropriate, corporate representative to attend shareholders' meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders' resolution or document; (b) must not attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to clause 9.4(a)); (c) must take all other actions in the capacity of a registered holder of Scheme Shares as GHPL reasonably directs; and (d) acknowledges and agrees that in exercising the powers referred to in clause 9.4(a), GHPL and any director, officer, secretary or agent nominated by GHPL under clause 9.4(a) may act in the best interests of GHPL as the intended registered holder of the Scheme Shares. 9.5 Authority given to Gold Road Each Scheme Shareholder, without the need for any further act: (a) on the Effective Date, irrevocably appoints Gold Road and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of enforcing the Deed Poll against GHPL and the GHPL Guarantor, and Gold Road undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against GHPL and the GHPL Guarantor on behalf of and as agent and attorney for each Scheme Shareholder; and (b) on the Implementation Date, irrevocably appoints Gold Road and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of executing any document or doing or taking any other act necessary, desirable or expedient to give effect to this Scheme and the transactions contemplated by it, including (without limitation) executing the Scheme Transfer, 10 General 2064284287 Scheme of Arrangement - Share Scheme page 11 and Gold Road accepts each such appointment. Gold Road as attorney and agent of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 9.5 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally). 9.6 Binding effect of Scheme This Scheme binds Gold Road and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting to vote on this Scheme, did not vote at the Scheme Meeting, or voted against this Scheme at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of Gold Road. 10 General 10.1 Stamp duty GHPL must (and the GHPL Guarantor unconditionally and irrevocably guarantees the obligation of GHPL to): (a) pay all stamp duties and any fines and penalties with respect to stamp duty in respect of this Scheme and the Deed Poll or the steps to be taken under this Scheme or the Deed Poll; and (b) indemnify each Scheme Shareholder against, any liability arising from failure to comply with clause 10.1(a). 10.2 Consent Each of the Scheme Shareholders consents to Gold Road doing all things necessary or incidental to, or to give effect to, the implementation of this Scheme, whether on behalf of the Scheme Shareholders, Gold Road or otherwise. 10.3 Notices (a) If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Gold Road, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at Gold Road’s registered office or at the office of the Gold Road Registry. (b) The accidental omission to give notice of the Scheme Meeting or the non- receipt of such notice by a Gold Road Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting. 10.4 Governing law (a) This Scheme is governed by the laws in force in Western Australia. (b) The parties irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in Western Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this Scheme. The parties irrevocably waive any objection to the venue of any legal process in 10 General 2064284287 Scheme of Arrangement - Share Scheme page 12 these courts on the basis that the process has been brought in an inconvenient forum. 10.5 Further action Gold Road must do all things and execute all documents necessary to give full effect to this Scheme and the transactions contemplated by it. 10.6 No liability when acting in good faith Each Scheme Shareholder agrees that neither Gold Road, GHPL, the GHPL Guarantor nor any director, officer, secretary or employee of any of those companies shall be liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith. 2064284287 Scheme of Arrangement - Share Scheme page 13 Schedule 1 Definitions and interpretation 1 Definitions The meanings of the terms used in this Scheme are set out below. Term Meaning ADI authorised deposit-taking institution (as defined in the Banking Act 1959 (Cth)). ASIC the Australian Securities and Investments Commission. ASX ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates. Business Day a day that is not a Saturday, Sunday or a public holiday or bank holiday in Perth, Western Australia. CHESS the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited. CHESS Holding has the meaning given in the Settlement Rules. Corporations Act the Corporations Act 2001 (Cth), as modified or varied by ASIC. Court the Supreme Court of Western Australia, or such other court of competent jurisdiction under the Corporations Act agreed to in writing by GHPL and Gold Road. Deed Poll the deed poll substantially in the form of Attachment 1 under which GHPL covenants in favour of the Scheme Shareholders to perform the obligations attributed to GHPL under this Scheme (and the GHPL Guarantor guarantees GHPL’s performance of those obligations).

Schedule 1 Definitions and interpretation 2064284287 Scheme of Arrangement - Share Scheme page 14 Term Meaning Effective when used in relation to this Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the Court order made under paragraph 411(4)(b) of the Corporations Act in relation to this Scheme. Effective Date the date on which this Scheme becomes Effective. End Date the date which is 8 months after the date of the Implementation Deed, or such other date as agreed in writing by Gold Road and GHPL. GHPL Gruyere Holdings Pty Ltd ABN 65 615 728 491. GHPL Guarantor Gold Fields Holdings Company Limited a limited liability company incorporated under the laws of the British Virgin Islands, Registration No. 651406. GHPL Register the register of shareholders maintained by GHPL or its agent. GHPL Registry [●]. Gold Fields Gold Fields Limited Reg. 1968/004880/06, a company incorporated in South Africa, with its shares listed on the Johannesburg Stock Exchange and its American depositary shares listed on the New York Stock Exchange. Gold Road Registry Computershare Investor Services Pty Ltd. Gold Road Share a fully paid ordinary share in the capital of Gold Road. Gold Road Shareholder each person who is registered as the holder of a Gold Road Share in the Share Register. Government Agency any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any state, or any other federal, state, provincial, local or other government, whether foreign or Australian. Schedule 1 Definitions and interpretation 2064284287 Scheme of Arrangement - Share Scheme page 15 Term Meaning Implementation Date the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as agreed in writing by Gold Road and GHPL. Implementation Deed the scheme implementation deed dated [insert date] between Gold Road, GHPL and the GHPL Guarantor relating to the implementation of this Scheme. Issuer Sponsored Holding has the meaning given in the Settlement Rules. Listing Rules the official listing rules of ASX. Operating Rules the official operating rules of ASX. NST Northern Star Resources Limited ABN 43 092 832 892. NST Holding all of the shares in NST held by the Gold Road Group, being [49,258,234] ordinary shares. NST Holding Value the value of the NST Holding on the Effective Date, with the value of such shareholding to be determined as follows: 1 by calculating the 5 day VWAP of the NST Holding on the Effective Date; and. 2 the VWAP will be calculated as the daily volume weighted average price of ordinary shares in NST as traded on ASX during the 5 trading days immediately prior to the Effective Date, but excluding any ‘Crossing’ transacted outside the ‘Open Session State’ or any ‘Special Crossing’ transacted at any time, each as defined in the Operating Rules, or any overseas trades or trades pursuant to the exercise of options over the relevant shares. Registered Address in relation to a Gold Road Shareholder, the address shown in the Share Register as at the Scheme Record Date. Scheme this scheme of arrangement under Part 5.1 of the Corporations Act between Gold Road and the Scheme Shareholders subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by Gold Road and GHPL. Schedule 1 Definitions and interpretation 2064284287 Scheme of Arrangement - Share Scheme page 16 Term Meaning Scheme Consideration the consideration to be provided by GHPL to each Scheme Shareholder for the transfer to GHPL of each Scheme Share, being for each Gold Road Share held by a Scheme Shareholder as at the Scheme Record Date: 1 an amount equal to A$2.52 per Gold Road Share; plus 2 an amount equal to each Scheme Shareholders’ pro rata proportion of the NST Holding Value. Scheme Meeting the meeting of the Gold Road Shareholders ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on this Scheme and includes any meeting convened following any adjournment or postponement of that meeting. Scheme Record Date 7.00pm on the fifth Business Day after the Effective Date or such other time and date as agreed in writing by Gold Road and GHPL. Scheme Shares all Gold Road Shares held by the Scheme Shareholders as at the Scheme Record Date. Scheme Shareholder a holder of Gold Road Shares recorded in the Share Register as at the Scheme Record Date. Scheme Transfer a duly completed and executed proper instrument of transfer in respect of the Scheme Shares for the purposes of section 1071B of the Corporations Act, in favour of GHPL as transferee, which may be a master transfer of all or part of the Scheme Shares. Second Court Date the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving this Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard. Settlement Rules the ASX Settlement Operating Rules, being the official operating rules of the settlement facility provided by ASX Settlement Pty Ltd. Share Register the register of members of Gold Road maintained by Gold Road or the Gold Road Registry in accordance with the Corporations Act. Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Act. Schedule 1 Definitions and interpretation 2064284287 Scheme of Arrangement - Share Scheme page 17 2 Interpretation In this Scheme: (a) headings and bold type are for convenience only and do not affect the interpretation of this Scheme; (b) the singular includes the plural and the plural includes the singular; (c) words of any gender include all genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this Scheme have a corresponding meaning; (e) a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual; (f) a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this Scheme; (g) a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or reenactments of any of them (whether passed by the same or another Government Agency with legal power to do so); (h) a reference to a document (including this Scheme) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to ‘$’, ‘A$’ or ‘dollar’ is to Australian currency; (j) a reference to any time is, unless otherwise indicated, a reference to that time in Perth, Western Australia; (k) a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1 of this Schedule 1, has the same meaning when used in this Scheme; (l) a reference to a party to a document includes that party’s successors and permitted assignees; (m) no provision of this Scheme will be construed adversely to a party because that party was responsible for the preparation of this Scheme or that provision; (n) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally; (o) a reference to a body, other than a party to this Scheme (including an institute, association or authority), whether statutory or not: (1) which ceases to exist; or (2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions; (p) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; (q) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; (r) if an act prescribed under this Scheme to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; and

Schedule 1 Definitions and interpretation 2064284287 Scheme of Arrangement - Share Scheme page 18 (s) a reference to the Listing Rules, Operating Rules or the Settlement Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party. 3 Interpretation of inclusive expressions Specifying anything in this Scheme after the words ’include’ or ‘for example’ or similar expressions does not limit what else is included. 4 Business Day Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day. 2064284287 Scheme of Arrangement - Share Scheme page 1 Attachment 1 Deed Poll See separate attachment. 2064284080 Scheme Implementation Deed page 1 Attachment 3 Deed poll 1 The Esplanade Perth WA 6000 Australia GPO Box U1942 Perth WA 6845 Australia T +61 8 9211 7777 F +61 8 9211 7878 herbertsmithfreehills.com Deed Share Scheme Deed Poll Gruyere Holdings Pty Ltd Gold Fields Holdings Company Limited

2064284300 Share Scheme Deed Poll page 2 Share Scheme Deed Poll Date ► [●] 2025 This deed poll is made By Gruyere Holdings Pty Ltd ABN 65 615 728 491 of Level 4, 235 St Georges Terrace, Perth WA 6000 (GHPL) and Gold Fields Holdings Company Limited a limited liability company incorporated under the laws of the British Virgin Islands, Registration No. 651406 of 150 Helen Road, Sandown, Sandton, 2196 (GHPL Guarantor) in favour of each person registered as a holder of fully paid ordinary shares in Gold Road in the Share Register as at the Scheme Record Date. Recitals 1 Gold Road, GHPL and the GHPL Guarantor entered into the Implementation Deed. 2 In the Implementation Deed, GHPL agreed to make (and cause the GHPL Guarantor to make) this deed poll. 3 GHPL is making this deed poll for the purpose of covenanting in favour of the Scheme Shareholders to perform its obligations under the Implementation Deed and the Scheme. 4 GHPL Guarantor is making this deed poll for the purposes of covenanting in favour of the Scheme Shareholders to guarantee the due and punctual performance of GHPL of all of its obligations (including its financial obligations) under the Implementation Deed and the Scheme. This deed poll provides as follows: 1 Definitions and interpretation 2064284300 Share Scheme Deed Poll page 3 1 Definitions and interpretation 1.1 Definitions (a) The meanings of the terms used in this deed poll are set out below. Term Meaning First Court Date the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard. Implementation Deed the scheme implementation deed entered into between Gold Road, GHPL and the GHPL Guarantor dated [●] 2025. Scheme the scheme of arrangement under Part 5.1 of the Corporations Act between Gold Road and the Scheme Shareholders, substantially in the form set out in Attachment 1, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by GHPL and Gold Road. Gold Road Gold Road Resources Limited ABN 13 109 289 527. (b) Unless the context otherwise requires, terms defined in the Scheme have the same meaning when used in this deed poll. 1.2 Interpretation Sections 2, 3 and 4 of Schedule 1 of the Scheme apply to the interpretation of this deed poll, except that references to ‘this Scheme’ are to be read as references to ‘this deed poll’. 1.3 Nature of deed poll GHPL and the GHPL Guarantor each acknowledges that: (a) this deed poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it; and (b) under the Scheme, each Scheme Shareholder irrevocably appoints Gold Road and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this deed poll against GHPL and the GHPL Guarantor. 2 Conditions to obligations 2064284300 Share Scheme Deed Poll page 4 2 Conditions to obligations 2.1 Conditions This deed poll and the obligations of GHPL and the GHPL Guarantor under this deed poll are subject to the Scheme becoming Effective. 2.2 Termination The obligations of GHPL and the GHPL Guarantor under this deed poll to the Scheme Shareholders will automatically terminate and the terms of this deed poll will be of no force or effect if: (a) the Implementation Deed is terminated in accordance with its terms; or (b) the Scheme is not Effective on or before the End Date, unless GHPL, the GHPL Guarantor and Gold Road otherwise agree in writing. 2.3 Consequences of termination If this deed poll terminates under clause 2.2, in addition and without prejudice to any other rights, powers or remedies available to it: (a) GHPL and the GHPL Guarantor are released from their obligations to further perform this deed poll except those obligations contained in clause 7.1; and (b) each Scheme Shareholder retains the rights, powers and remedies they have against GHPL and the GHPL Guarantor in respect of any breach of this deed poll which occurred before it was terminated. 3 Scheme obligations 3.1 Undertaking to pay Scheme Consideration Subject to clause 2, GHPL undertakes in favour of each Scheme Shareholder to: (a) deposit, in cleared funds, by no later than the Business Day before the Implementation Date, an amount equal to the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders under the Scheme into an Australian dollar denominated trust account operated by Gold Road as trustee for the Scheme Shareholders, except that any interest on the amounts deposited (less bank fees and other charges) will be credited to GHPL’s account; and (b) undertake all other actions, and give each acknowledgement, representation and warranty (if any), attributed to it under the Scheme, subject to and in accordance with the terms of the Scheme. 3.2 Gold Field’s obligations and guarantee Subject to clause 2, the GHPL Guarantor undertakes in favour of each Scheme Shareholder to guarantee the due and punctual performance of GHPL of its obligations under 3.1(a) and 7.1 of this deed, and all of its obligations (including its financial obligations) under the Scheme. 4 Warranties 2064284300 Share Scheme Deed Poll page 5 4 Warranties Each of GHPL and the GHPL Guarantor represents and warrants in favour of each Scheme Shareholder, that: (a) it is a corporation validly existing under the laws of its place of registration; (b) it has the corporate power to enter into and perform its obligations under this deed poll and to carry out the transactions contemplated by this deed poll; (c) it has taken all necessary corporate action to authorise its entry into this deed poll and has taken or will take all necessary corporate action to authorise the performance of this deed poll and to carry out the transactions contemplated by this deed poll; (d) this deed poll is valid and binding on it and enforceable against it in accordance with its terms; (e) this deed poll does not conflict with, or result in the breach of or default under, any provision of its constitution, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or subject or by which it is bound; and (f) no Insolvency Event has occurred in relation to it. 5 Continuing obligations This deed poll is irrevocable and, subject to clause 2, remains in full force and effect until: (a) GHPL and the GHPL Guarantor have fully performed their obligations under this deed poll; or (b) the earlier termination of this deed poll under clause 2. 6 Notices 6.1 Form of Notice A notice or other communication in respect of this deed poll (Notice) must be: (a) in writing and in English and signed by or on behalf of the sending party; and (b) addressed to GHPL and the GHPL Guarantor in accordance with the details set out below (or any alternative details nominated by GHPL and the GHPL Guarantor by Notice). GHPL Attention Company Secretary Address Level 4, 235 St Georges Terrace Perth WA 6000

6 Notices 2064284300 Share Scheme Deed Poll page 6 Email address GFA.CompanySecretary@goldfields.com Copy: alan.gibson@goldfields.com GHPL Guarantor Attention Anré Westrate (Company Secretary) and Kelly Carter (Executive Vice-President: Group Head of Legal & Compliance) Address 150 Helen Road, Sandown Sandton, 2196 Gauteng (Province), South Africa Email address anre.westrate@goldfields.com kelly.carter@goldfields.com 6.2 How Notice must be given and when Notice is received (a) A Notice must be given by one of the methods set out in the table below. (b) A Notice is regarded as given and received at the time set out in the table below. However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period. Method of giving Notice When Notice is regarded as given and received By hand to the nominated address When delivered to the nominated address By pre-paid post to the nominated address At 9.00am (addressee’s time) on the second Business Day after the date of posting By email to the nominated email address The first to occur of: 1 the sender receiving an automated message confirming delivery; or 2 two hours after the time that the email was sent (as recorded on the device from which the email was [***] [***] 7 General 2064284300 Share Scheme Deed Poll page 7 sent) provided that the sender does not, within the period, receive an automated message that the email has not been delivered. 6.3 Electronic communication A Notice must not be given by electronic means of communication (other than email as permitted in clause 6.2). 6.4 Service of process (a) Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on GHPL and the GHPL Guarantor by being delivered to or left for that party at its address for service of Notices under clause 6.1. (b) The GHPL Guarantor irrevocably appoints GHPL as its agent for the service of process in Australia in relation to any matter arising out of this deed. If GHPL ceases to be able to act as such or have an address in Australia, the GHPL Guarantor agrees to appoint a new process agent in Australia and deliver to Gold Road within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed poll. The GHPL Guarantor must inform Gold Road and the Scheme Shareholders in writing of any change in the address of its process agent within 20 Business Days of the change. 7 General 7.1 Stamp duty GHPL: (a) will pay all stamp duties and any fines and penalties with respect to stamp duty in respect of the Scheme or this deed poll or the steps to be taken under this deed poll or the Scheme; and (b) indemnifies each Scheme Shareholder against any liability arising from its failure to comply with clause 7.1(a). 7.2 Governing law and jurisdiction (a) This deed poll is governed by the law in force in Western Australia. (b) GHPL and the GHPL Guarantor irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in Western Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed poll. GHPL and the GHPL Guarantor irrevocably waive any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum. 7 General 2064284300 Share Scheme Deed Poll page 8 7.3 Waiver (a) GHPL and the GHPL Guarantor may not rely on the words or conduct of any Scheme Shareholder as a waiver of any right unless the waiver is in writing and signed by the Scheme Shareholder granting the waiver. (b) No Scheme Shareholder may rely on words or conduct of GHPL or the GHPL Guarantor as a waiver of any right unless the waiver is in writing and signed by GHPL or the GHPL Guarantor, as appropriate. (c) The meanings of the terms used in this clause 7.3 are set out below. Term Meaning conduct includes delay in the exercise of a right. right any right arising under or in connection with this deed poll and includes the right to rely on this clause. waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel. 7.4 Variation A provision of this deed poll may not be varied unless: (a) if before the First Court Date, the variation is agreed to by Gold Road in writing; or (b) if on or after the First Court Date, the variation is agreed to by Gold Road in writing and the Court indicates that the variation would not of itself preclude approval of the Scheme, in which event GHPL and the GHPL Guarantor will enter into a further deed poll in favour of the Scheme Shareholders giving effect to the variation. 7.5 Cumulative rights The rights, powers and remedies of GHPL, the GHPL Guarantor and the Scheme Shareholders under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this deed poll. 7.6 Assignment (a) The rights created by this deed poll are personal to GHPL, the GHPL Guarantor and each Scheme Shareholder and must not be dealt with at law or in equity without the prior written consent of GHPL, the GHPL Guarantor and Gold Road. (b) Any purported dealing in contravention of clause 7.6(a) is invalid. 7 General 2064284300 Share Scheme Deed Poll page 9 7.7 Further action GHPL and the GHPL Guarantor must, at their own expense, do all things and execute all documents necessary to give full effect to this deed poll and the transactions contemplated by it.

HERBERT SMITH FREEHILLS

Signing page

Executed as a deed poll

Signed, sealed and delivered by
Gruyere Holdings Pty Ltd
by

sign here ►	Company Secretary/Director	*sign here* ►	Director
print name		*print name*	

Signed sealed and delivered by **Gold Fields Holdings Company Limited** in the presence of its directors

Seal

sign here ►	DIRECTOR	*sign here* ►	DIRECTOR
print name	MIKE FRASER	*print name*	KELLY CARTER

2064284300 Share Scheme Deed Poll page 10

HERBERT
SMITH
FREEHILLS

Attachment 1

Scheme

See separate attachment.

2064284300 Share Scheme Deed Poll page 11

HERBERT
SMITH
FREEHILLS

Attachment 4

Conditions Precedent certificate

2064284080 Scheme Implementation Deed page 2

HERBERT SMITH FREEHILLS

Certificate

Conditions Precedent Certificate

Gold Road Resources Limited ABN 13 109 289 527 (**Gold Road**) and Gruyere Holdings Pty Ltd ABN 65 615 728 491 (**GHPL**) certify, confirm and agree that each of the conditions precedent:

1 in clause 3.1 (other than the condition in clause 3.1(d) relating to Court approval) of the scheme implementation deed dated **[*insert date*]** between Gold Road, GHPL and Gold Fields Holdings Company Limited (**SID**) have been satisfied or are hereby waived by the relevant party (or parties) to the SID in accordance with the terms of the SID; and

2 in clauses 3.1(a) and 3.1(b) of the scheme of arrangement between Gold Road and the relevant Gold Road shareholders which appears in Annexure **[*insert*]** of Gold Road's scheme booklet dated **[*insert date*]** have been satisfied.

This deed may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. Subject to applicable law, a counterpart may be signed electronically and may be in hard copy or electronic form.

Dated: **[*insert date*]**

Executed as a deed

Signed by
Gold Road Resources Limited
by

sign here ►	______________________ Company Secretary/Director	*sign here ►*	______________________ Director
print name	______________________	*print name*	______________________

Signed by
Gruyere Holdings Pty Ltd
by

sign here ► ______________________________
Company Secretary/Director

print name ______________________________

sign here ► ______________________________
Director

print name ______________________________

2064284291.1 Conditions Precedent Certificate page 1